AGREEMENT





                                  Local No. 14L
                               UNITED STEELWORKERS
                                   OF AMERICA

                                       AND


                            LA CROSSE FOOTWEAR, INC.
                              LA CROSSE, WISCONSIN




September
1998

                                TABLE OF CONTENTS
AGREEMENT   1
ARTICLE I  ESTABLISHMENT      1
ARTICLE II  MANAGEMENT'S RIGHT CLAUSE     1
ARTICLE III  RECOGNITION      2
      Section 1  - Bargaining Unit...........................................2
      Section 2  - Union Security and Dues Check Off.........................2
      Section 3  - Probationary Period.......................................4
ARTICLE IV  GRIEVANCE AND ARBITRATION PROCEDURE 4
      Section 1  - First Step................................................4
      Section 2  - Current Grievances........................................5
      Section 3  - Second Step, Etc..........................................5
      Section 4  - Time Extension............................................7
      Section 5  - Time Extension Agreement..................................7
      Section 6  - Meeting Arrangements......................................7
      Section 7  - Interruption of Work......................................7
      Section 8  - Union Representation......................................7
ARTICLE V  HOURS OF WORK,  OVERTIME PAY, HOLIDAY PAY  8
      Section 1  - Regular Work Week.........................................8
      Section 2  - Overtime..................................................8
      Section 3  - Overtime Distribution.....................................9
      Section 4  - Holiday Pay..............................................11
ARTICLE VI  WAGES.13
      Section 1  - Incentive Emissions......................................13
      Section 2  - Incentive Standards......................................15
      Section 3  - Miscellaneous Wage Policies..............................18
      Section 4  - Wage Increase............................................20
ARTICLE VII  SENIORITY  21
      Section 1  - Departments..............................................21
      Section 2  - Master Seniority List....................................21
      Section 3  - Qualifications...........................................21
      Section 4  - Employee Placement.......................................22
      Section 5  - Job Openings.............................................22
      Section 6  - Shift Preference.........................................24
      Section 7- Transfers..................................................26
      Section 8- Interruption of Work.......................................28
      Section 9- Elimination of Departments.................................29
      Section 10- Disability Transfers......................................29
      Section 11- Temporary Layoff..........................................29
      Section 12 - Short Term Layoff........................................30
      Section 13 - RegularLayoff and Long Term Layoff.......................32
      Section 14- Home Department...........................................34
      Section 15- Recall....................................................34
      Section 16- Promotions................................................36
      Section 17- Loss of Seniority.........................................36

ARTICLE VIII  LEAVE OF ABSENCE      38
      Section 1  - Retention of Rights......................................38
      Section 2  - Eligibility for Leaves...................................38

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

      Section 3  - Return From Leave........................................38
      Section 4  - Military Service.........................................39
ARTICLE IX  SANITATION AND SAFETY   39
      Section 1  - Reasonable Measures......................................39
      Section 2  - Medical Care.............................................40
ARTICLE X  MISCELLANEOUS      41
      Section 1  - Replacing Tools..........................................41
      Section 2  - Clothing Provision.......................................41
      Section 3  - Drinking Water...........................................42
      Section 4  - Union Posting............................................42
      Section 5  - Supervisor Working.......................................42
      Section 6  - Rest Period..............................................42
      Section 7  - Absenteeism..............................................43
      Section 8  - Suspension...............................................43
      Section 9  - Jury Duty................................................43
      Section 10 - Funeral Pay..............................................43
      Section 11 - Paid Meetings............................................44
      Section 12 - Derogatory Notations.....................................45
ARTICLE XI  VACATIONS/ANNIVERSARY PAY     46
      Section 1  - Vacations................................................46
      Section 2  - Anniversary Pay..........................................47
CONCLUSION     49
EXHIBITS    54
LETTERS OF AGREEMENT    61
INSURANCE AGREEMENT     66
MEMORANDUM PENSION AGREEMENT  74
      Section I    - Agreement Clarification................................74
      Section II   - Pension Plan...........................................74
      Section III  - Retirement Savings Plan - 401K.........................77
      Section IV   - Administration.........................................79
      Section V    - Amendment or Termination...............................79
      Section VI   - Agreement and Approval.................................79
      Section VII  - Effective Date.........................................80
BY-LAWS.....84
      ARTICLE I    - Principles.............................................84
      ARTICLE II   - Objectives.............................................84
      ARTICLE III  - Officers...............................................85
      ARTICLE IV   - Committees.............................................87
      ARTICLE V    - Grievance Procedure....................................89
      ARTICLE VI   - Standing Committees....................................89
      ARTICLE VII  - Finances...............................................89
      ARTICLE VIII - Membership Dues........................................90
      ARTICLE IX   - Meetings...............................................90
      ARTICLE X    - Delegates and Directors................................91
      ARTICLE XI   - Convention Delegates Pay...............................91
      ARTICLE XII  - Amendments.............................................92

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


AGREEMENT

       This agreement is made and entered into this fifteenth day of September, 1998, by and between LaCrosse Footwear, Inc., of La Crosse, Wisconsin, hereinafter referred to as the Company and the United Steelworkers of America, AFL-CIO, on behalf of Local No. 14L, La Crosse, Wisconsin, hereinafter referred to as the Union.


                                    ARTICLE I
                                  ESTABLISHMENT

       All previous agreements and contracts are hereby revoked by this agreement. This agreement must be honored for its duration by any successor to the owners of LaCrosse Footwear, Inc., which occupies the property owned by the Company on, October, 1998, in La Crosse County, and primarily engages in substantially the same type of manufacturing business.


                                   ARTICLE II
                            MANAGEMENT'S RIGHT CLAUSE

       The Company's right, in its discretion to direct and control its employees, to locate production and facilities and to introduce new and improved methods of production and any matters within the responsibility of management or relating to the general business or operating practices of the Company shall not be arbitrated. However, this will not be used in any manner inconsistent with the provisions of this Agreement.

ARTICLE III
                                   RECOGNITION

       Section 1. Bargaining Unit Local 14L of the United Steel Workers of America is recognized as the sole collective bargaining agent for all production and maintenance employees of the Company, in respect to rates of pay, wages, hours of employment or other conditions of employment not including executives, their assistants, foremen, foreladies, office clerical help, sales persons and watchmen.

       Section 2. Union Security and Dues Checkoff

       1. Each employee who on the effective date of this provision is a member of the Union and each employee who becomes a member after that date shall, as a condition of employment, maintain membership in the Union to the extent of tendering the uniform initiation fee (if any) and periodic dues. Each employee who is not a member of the Union on the effective date of this provision and each employee who is hired thereafter shall, as a condition of employment, beginning with the conclusion of their probationary period, or beginning on the 30th day following the beginning of such employment or the effective date of this provision, whichever is later, acquire and maintain membership in the Union to the extent of tendering the uniform initiation fee (if any) and periodic dues.

       2. The Union may demand the discharge of any employee who, as of the tender date specified in (1), is delinquent in payments required under that Section by serving written notice of such demand on the Employer, provided that the Union has provided the employee at least thirty (30) days written notice of the delinquency. Promptly after receipt of such demand from the International Union Secretary-Treasurer, including verification of notice to the employee, the Employer shall discharge the employee for failure to comply with the obligations set forth in (1).

       3. Upon receipt by the Employer of a checkoff authorization form, dated and executed by the employee, and in conformity with law, the Employer will deduct each week from the wages of each bargaining unit employee who has a current valid authorization, the Union dues as specified in writing to the Employer by the International Secretary-Treasurer. Such authorization shall be irrevocable for one year from the date of authorization, and revocable during the period commencing fifteen (15) days before and ending on the anniversary date of the authorization. The International Secretary-Treasurer will certify to the Employer, in writing, the amount of dues, and that the dues have been properly established by the Union in accordance with applicable law and the Union's constitution and bylaws as required of all employees as a condition of acquiring or retaining membership in the Union. The total of such sums so deducted will be remitted with appropriate forms to the International Secretary-Treasurer of the Union and copies to the Local Financial Secretary no later than the 15th of the month following the month in which each deduction is made. In addition, the International Secretary-Treasurer may designate to the Employer periodic assessments, which shall be deducted by the Employer and remitted to the International Secretary-Treasurer only for those employees who execute individual assignments to such effect.

       4. Within seven (7) days of hiring, the Employer will notify the financial secretary of the Local Union of the name and hiring date of the employee.

       5. The Union shall comply with all obligations under federal law and adopt appropriate procedures for members and non-


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members  with  respect to union  security  and dues  checkoff.  The Union  shall defend, indemnify, and hold the Employer harmless against any and all legal claims or actions relating to the union security and dues checkoff provisions of this Agreement.


"IN WITNESS WHEREOF I have hereunto set my hand and seal this ___ day of _____.


                                             ___________________________________
                                             (SEAL) Employee's Signature

                                             ___________________________________

       Witness Section 3. Probationary Period . In order to secure the increased production which will result from greater harmony between workers and employers in the interest of increased cooperation between Union and Management, which cannot exist without a stable and responsible Union, the parties hereto agree as follows:

       A probationary period of sixty working days (60 working days) is established for all new employees. During this probationary period, all new employees shall be judged for aptness and fitness for employment and only at the end of this period shall they exercise any seniority rights. There will be a joint Union/Company advisory committee formed to review the performance of probationary employees in the skilled trades area.


                                   ARTICLE IV
                            GRIEVANCE AND ARBITRATION
                                    PROCEDURE

       Section 1. First Step: Any aggrieved employee shall, with or without the Department Steward, present their grievance at any time to their foreperson, provided such grievance does not affect other employees.


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

       Section 2. Current Grievances: Only current grievances may be submitted to the grievance procedure. A grievance submitted fifteen (15) working days after the date of the grievance arose shall not be deemed current.

       Section 3. Second Step, Etc.: All grievances and complaints not settled by application of Section 1 above, shall be presented through the Union in the following order:

       First: By the chief shop steward to the department Foreperson.

       Second: By the employee accompanied by the chief shop steward to Human Resources. Grievances or complaints submitted to Human Resources must be reduced to writing and signed by the aggrieved employee if the grievance is individual and does not affect others or signed by the chief shop steward if affecting a group of two or more employees.

       Grievances submitted to the Human Resources Department must be answered within five working days following submission.

       Third: By the bargaining committee to top management or its designated representatives.

       Fourth: In the case of a grievance or grievances which concern more than one department, the bargaining committee shall take the matter up directly with top management or its designated representative.

       Fifth: Any grievance by the Company shall be submitted directly to the bargaining committee by top management or its designated representatives.

       Sixth: Any grievance not appealed within five (5) working days after answer, if given in the preceding step, shall be deemed settled and further appeal waived.

       Seventh: Any grievance involving a discharge must be presented to the Company in writing within five (5) successive working days after discharge. If it is determined that such employee was unjustly discharged they will be reinstated without loss of seniority and with back pay less the aggregate of any compensation received during the period of the discharge. The union will be notified in writing with reason at the time of either suspension or discharge. On any discharge the Company


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

shall meet with the Bargaining Committee if requested within one working day after the request.

       Eighth: Should the Company and the Union fail to settle a grievance, either party may, not later than thirty (30) days after submission of said grievance under this Section 3, refer said grievance to arbitration by notifying the other party in writing setting forth in detail the matter to be arbitrated. If a monthly Union Bargaining Committee/Company meeting (Step #3) is not held within 30 days of the date of the written grievance, then any grievance except discharge, shall remain open until the next Union Bargaining Committee/Company meeting. Discharge grievances shall be handled within contractual time limits unless extended per Article 3, Section 5. Within five (5) days after receipt of notice to arbitrate, the parties shall jointly request the American Arbitration Association to submit a panel of five names from which the parties will make a selection of one arbitrator in the following manner: The Union shall strike out two names and the Company shall strike out two names, and the one remaining shall be designated as the arbitrator and the arbitrators decision shall be binding upon all parties. Costs associated with the selection of the arbitrator shall be paid by the Company. The arbitration shall be conducted in accordance with the rules of the American Arbitration Association then applicable insofar as such rules are not inconsistent with the provisions of this Agreement. All cost and expenses of arbitration shall be paid in equal proportions by the Union and the Company. The only grievances which may be submitted for arbitration are those confined to the meaning and interpretation of this agreement, and the Arbitrator may only rule on the specific issue or issues presented to it.

       The Arbitrator shall have no authority to rule on any questions not specifically covered by this Agreement and they shall not add to, subtract from or otherwise modify the terms of the Agreement.

       The terms of any contract or agreement to be entered into upon the termination, expiration, renewal or reopening of this agreement or the terms of any insurance pension or welfare agreement entered into by the Company and the Provider of the


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

benefits will not be arbitrated. The determination of a general wage increase or general wage decrease or general hours of work will not be arbitrated.

       Section 4. Time Extension Grievances in connection with an indefinite layoff must be presented within 24 hours.

       Grievances in connection with a recall following the layoff must be presented within 48 hours.


       Section 5. Time Extension Agreement The parties may upon mutual consent extend the time limit specified in any of the above steps of the grievance and arbitration procedure.

       Section 6. Meeting Arrangement Meetings between the Company and the Union will be held at mutually agreeable times.

       Section 7. Interruption of Work In the event there is an interruption in plant operations because of a strike, slow down, picketing or other action in violation of this Agreement, no arbitration procedure shall be instigated or continued regarding the dispute that caused the interruption until such time as the interruption has been terminated.

       Section 8. Union Representation The Union shall designate to the Company the representatives which are to represent the Union in the presentation of any grievance. It is understood that said representatives shall have the right to bring into the conference with top management the aggrieved person or persons and a representative of the international union.


                                    ARTICLE V
                    HOURS OF WORK, OVERTIME PAY, HOLIDAY PAY

      Section 1. Regular Work Week (a) The regular work week shall begin at 11:00 P.M. Sunday and ending at 11:00 P.M. the following Sunday, and shall be continuous except for recognized or agreed holidays. This shall not be construed so as to prevent adjustment of schedules of firepersons and general help employees for the purpose of getting their assistance on production jobs.


       (b) Eight hours shall constitute a regular day's work and five days shall constitute a regular week's work. All hours in any one day shall be consecutive except a lunch period shall be provided of not less than thirty minutes nor more than one hour. All work days shall be consecutive except in case of breakdown, shortage of stock, damage from storm or other emergency over which the Company has no control or except by weeks broken by recognized holidays, unless otherwise agreed by the Union and Company.


       (c) It is agreed that the time for starting of the employees' shift may be changed at any time by the Company. However, employees shall be given twenty-four (24) hours' notice in cases where regular starting hours are changed. It is understood that the present working hours will be maintained insofar as possible.

       (d) The Company will try to maintain a forty (40) hour week as far as it is practical to maintain. In case the hours are to be reduced, a twenty-four
(24) hour's advance notice will be given.

       Section 2. Overtime (a) Any time work in excess of eight hours in any one day or forty (40) in any one week, shall be paid at the rate of time and one-half.

       (b) Time and one-half compensation shall be paid for work performed on any Saturday worked in any regularly scheduled work week, regardless of the total number of hours worked the preceding five days, provided, however, that the employee affected has not had an unexcused absence during the work week. When the third shift work week begins at 11:00 P.M. Monday, the hours worked on the shift beginning 11:00 P.M. Friday, will not be counted as Saturday in that week for the purpose of paying overtime. Third shift regular hours on Sunday will not be considered overtime.

       (c) Time and one-half will not be paid for hours worked in excess of eight, when the hours worked were caused by a permanent shift change for employee's convenience.


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

       (d) All Sunday work shall be paid for at the rate of double time. The present boilerperson's schedule will be maintained as is (Monday through Friday). Boilerpersons will be paid the appropriate overtime rate for Saturday, Sunday and Holiday work.

       (e) Time lost by a designated Union Representative during his regular shift for authorized union business, shall be considered as hours worked for the purpose of computing overtime payment.

       Section 3. Overtime Distribution (a) Overtime (includes double time and triple time pay) will be distributed as equally as possible among employees who are qualified and who want overtime work in the following manner:

       (1) To the employee on their own job which overtime is required. All hours worked or refused will be accounted for.

       (2) To the employee who has signed the voluntary department overtime sheet. Said overtime sheet will be posted on the 15th day of the last month of the quarter. An employee may remove their name from the list at anytime by informing their foreperson. An employee may add their name only while the overtime sheet is posted (except for employees called back from layoff, returned from leave or transferred from another department).

       (3) When a department has need for overtime help and if it cannot fill its requirements from its own overtime lists, then the overtime lists of other departments may be used, based on the similarity of the work involved. Offer or work outside home department will be charged.

       (4)    Overtime charts will be posted within the department weekly.

       (5) In the application of paragraph one where overtime is assigned to the wrong employee, the Company, when notified of the error, shall pay the affected employee equivalent wages for the overtime lost. Overtime will not be paid when the proper employee wasn't available when the overtime was assigned.

       (b) In the event of Saturday overtime the Company reserves the right to combine operations of less than 4 hours within the department.

       (c) Those employees who voluntarily accept Saturday overtime must notify the Company prior to the overtime if they cannot work the overtime, or they will be given an unexcused absence, unless they provide a legitimate reason why they could not notify the Company. If they don't show up and did not have a legitimate reason, they will be ineligible for overtime for two (2) Saturdays.

       (d) If an employee is scheduled by the Company to work overtime, by starting work before their normal starting time, and if for reasons within the control of the Company, the employee is sent home before the end of their normal shift (and not offered other work) then the employee will be paid time and one half for the period of time worked prior to their normal starting time.

              (6.) All overtime hours worked for each employee will be charged and recorded. Employee overtime accounts will start over every calendar quarter (3 months).

       Section 4. Holiday Pay

(a) The Company recognizes the following holidays: New Year's Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving, the day after Thanksgiving, Christmas Day, the day before Christmas, and December 31, the day before New Year's Day, and one floating holiday. The date for the floating holiday to be mutually agreed to between the Company, and the Union Bargaining Committee on a yearly basis. When Christmas or New Year's Day falls on Sunday or Monday, the one-day Holiday before Christmas and the one-day holiday before New Year's Day shall be considered the Friday preceding Christmas or New Year's Day and shall be observed on said Friday. All employees who work on above Holidays will be paid holiday pay plus earnings accumulated for that day at the rate of double time.

(b) Any employee shall be paid for holidays listed in Section 4 provided:

       1. The Employee has completed their probationary period as of the date of the holiday and worked their last scheduled shift immediately prior to, and their first scheduled shift immediately following such holiday.


       2. An employee who is laid off for lack of work within ten (10) working days prior to a holiday, or is called back from lay-off within five (5) working days of the holiday will receive holiday pay provided they work their last scheduled shift prior to said holiday.

       3. An employee who is out for sickness (Doctor's Slip) and has worked within ten (10) working days prior to or ten (10) working days after the holiday will receive holiday pay on an approved sick leave (Doctor's Slip). The holiday will not be counted in the count of ten.

       4. Any employee who is out on a leave of absence or not on approved sick leave, or who did not work their last scheduled shift prior to, or their first scheduled shift following a holiday is not eligible for holiday pay.

       5. Any active employee who is required to go on active duty in a military reserve or National Guard training period will receive holiday pay if a holiday falls during the training period provided that they make proper application to the Company and work the scheduled work day prior to and the scheduled work day following the training period and providing further that such training period is not less than two consecutive weeks or more than four weeks in any year.

       6. An employee who can give sufficient proof that there has been a death in their immediate family which necessitated them to be out the day before or the day after and returns to work within ten (10) days after date of funeral shall receive holiday pay. By "immediate family" is meant, father and mother of the employee and father and mother of the wife or husband of the employee, sons and daughters of the employee, and spouse, brothers and sisters and grandchildren, step-brother, step-sister, sons-in-law, daughters-in-law, step-mother, step-fathers, grandparents, and dependents who live in the household of the employees.

       7. If any of the above holidays fall within the vacation period, an employee will receive holiday pay, provided they worked their last scheduled shift prior to said vacation period and their first scheduled shift following the end of the vacation period.

       8. If a holiday falls within a planned vacation shutdown, the Company and the Union Bargaining Committee can by mutual agreement transfer that holiday to a different date; exceptions can be made, by mutual agreement.

       9. Any employee who has been injured in the plant and is out on compensation shall receive holiday pay.

       10. Holiday pay shall be computed as follows: All employees shall receive eight (8) hours' pay based on their average hourly earnings (exclusive of overtime) for the weekly payroll period ending prior to the holiday.

       11. An employee who has accepted a holiday work assignment and then fails to report and perform such work without reasonable cause acceptable to the management shall not receive pay for the holiday.

       12. Hours not worked on any of the eleven (11) designated holidays, but compensated under the holiday provision shall be considered as hours of work when computing overtime in excess of forty (40)


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

              hours per week  providing such holidays fall within the first five
              (5) days of the work week.


                                   ARTICLE VI
                                      WAGES

       Section 1. Incentive Emissions (a) Under certain conditions, experienced employees normally working on an incentive operation may be limited for temporary periods in their opportunity to maintain their normal incentive earnings. Whenever employees continue to put forth additional effort for which incentive payment is designed to compensate, they shall be paid as provided herein.

       (b) In the event of absenteeism or unexpected openings, the Company will fill the job openings in the following order:

       1. (a) By the most senior qualified employee without a job (on the floor) provided that the employee is not the only qualified employee for another unfilled job. (b) By an employee without a job (on the floor) with previous satisfactory experience.

       2. By the most senior qualified volunteer with a job. These volunteer employees will be paid their average pay or the rate of the job, whichever is higher, plus $.20 per hour.

       3. If items No. 1 and No. 2 have not filled the open job, the Company will temporarily transfer the least senior qualified employee (by department or plant wide). The transferred employee will be paid their average wage or the rate of the job, whichever is higher, plus $.20 per hour.

       The employees involved in this provision No. 3 can be transferred no more than 8 working days in a twenty day period or not more than 5 consecutive working days within a 20 working day period or no more than 20 working days within a 120 working day period. When an employee is temporarily transferred by provision No. 3 to another department, the Union Shop Steward will be notified. Any exceptions required for Item No. 1 through 3 can


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

be mutually agreed between the Company and the Union Bargaining Committee.

       (c) If a Unit is shut down by the Company to allow for the transfer of a member of that unit to another job to fill in for absenteeism, the unit thus shut down by such transfer will receive their average hourly earnings, for the period of shutdown.

       (d) If an employee is assigned to a different job due to lack of work, they shall receive the rate of pay in effect on the job assigned to them.

       (e) Payment for Lost Time will be made in the following manner: their average rate not less than 16 percent over base nor more than 30 percent over base.

       It is understood and agreed that an employee who experiences any of the delays mentioned above, must notify their forepersons immediately when such delay period begins and ends as a condition to their receiving their wage allowance.

       The Company reserves the right to utilize lost time with work wherever practicable. Lost time due directly to work stoppage, slow down or strikes with the plant shall not be paid for by the Company.

       (f) All employees who are currently being paid incentive wages and who bid for jobs which presently are not incentive, will receive 120 percent of the base rate of that job until new incentives are set or it is determined that the job shall be a day work job in which event day work rates only shall be paid. While this rate is being established, all employees on this job will be paid in a like manner. This has no bearing on incentive workers who accept regular day work jobs.


       Section 2. Incentive Standards (a) When new jobs are developed, old jobs revised, or jobs are consolidated, the Industrial Engineering Department will take time studies, and evaluate the jobs to determine whether the job will be on an incentive basis or fixed rate.

       When new or revised jobs are being established, the company's job evaluation procedure will be used. The Union has a right to review and challenge the new rate within 60 days.

       Each party shall have five (5) evaluators on their job evaluation committee. The parties agree to continue the current job evaluation process in which each committee's high and low score is disregarded.

       Grievances challenging a rate established through the job evaluation procedure shall be resolved as follows:

              1. The parties' job evaluation committees shall meet and review each factor of the disputed job to determine the areas of disagreement.

              2. The job evaluation committees shall pursue resolution for each disputed factor.

              3. In the event the job evaluation committees are unable to agree at which degree each disputed factor should be evaluated, the parties agree to engage a mutually agreeable third party selected for their ability to evaluate jobs.

              4. The third party shall mediate the differences on the disputed factor only.

              5. In the event the third party is unable to obtain agreement between the committees through mediation, the third party shall serve as arbitrator and render a final and binding decision as to which degree each disputed factor shall be evaluated.

              6. The scope of the third party's authority shall be limited to selecting either party's position on each (as opposed to all) of the disputed factors.

The cost of the third party shall be shared equally by the parties to this agreement.

       Employees shall be encouraged to develop a natural job rotation.

       When consolidating jobs or developing new ones, the company may elect to use a temporary rate not to exceed six months.

       When a permanent rate has been developed, the company will make up any difference, if the rate is higher than the temporary rate. If the rate is lower, the new rate will become the rate of pay. Temporary rates can not be grieved.

       (b) When a piecework rate is instituted, the union will be advised in writing of the standard for load factors for each operator. It is understood in the event of only partial loading, the realignment job duties may be made to more fully utilize the employee's work day. In the event of such realignment, the union will be notified in writing, of this change. In all cases, time study records will be made available in writing to the Union if requested.

       (c) It is agreed that present incentive standards on a job will not be changed unless there is a change in the elements resulting from such things as a change in method, material, operation or equipment on such job. Then the incentive standard shall be increased or decreased only to the extent of such changes in the element or elements.

       When piecework jobs are revised, existing elemental time may not be combined with other elements except by mutual consent and only when the time is too small to read using acceptable time study standards. If changes are made, the employees so affected may exercise their seniority rights after a 3 day trial period.

       (d) When a job content change is made, the union will be notified in writing, specifying the change made. In such event the Company will endeavor to install piecework rates covering this change, as in accordance with Section 2.(c) within 60 days following such change. In the event of intermittent jobs, the Company would install a piecework rate within 60 days of actual operation of the intermittent job. This period may be extended because of extenuating circumstances by mutual agreement.

       (1) When a job content is changed and it affects the peak load, the persons affected will be paid their average pay until the new rate is set.

       (2) Employees currently working on incentive operations undergoing construction or method change will be guaranteed their average wage until new piece work rates are set.

       (e) When new or revised jobs are studied and incentive standards are set, an average qualified operator working at a normal incentive pace shall have the opportunity of earning twenty-five percent (25%) over the established base rate for the actual hours worked on incentive.

       This paragraph is a guarantee of earnings opportunity only and shall not in any way be construed as to the amount or rate of piecework earnings. It is understood that employee's performance will vary with effort and proficiency and some will perform at greater than the above percentage and some at less.

       (f) When new incentive rates are established, the only guarantee is the base rate of the operation. A protest period of six days will begin after a 6 day trial period. If protested during this time and an adjustment is made it will be made retroactive to the date the new rates were set.

       If a protest is made after the six day period and an adjustment is made it will be retroactive to the date the protest was filed.

       If not protested within six (6) days after trial period, the rate will be considered as acceptable provided all elements of the job remain unchanged.

       If the jobs are not on for the full six days after the rate is set, the days will be accumulated and the union can use these days in the six day trial period when the job appears on the schedule again.

       In the event of a grievance concerning new or changed rates, the Company will excuse the Local Union Time Study person from their job at mutually convenient times to time study the job or jobs in question.

       (g) All rates shall be available to workers on their respective jobs. Any new rates not in the department at time employees start to work shall not be in effect until the next day.

       (h) Average hourly earnings will be determined in the following manner:

       1. Dayworker - Daywork rate.

       2. Combination Daywork-Piecework - All daywork hours and piecework hours with all cards having more than 10 percent downtime excluded.

       3. Pieceworkers - All time worked with cards having more than 10 percent downtime excluded.

       All calculations will be made on cards from the previous week that contain no more than 10 percent downtime. In those instances where a rate is being protested, the calculation will be made on the week immediately prior to the week in which the rate was effective.

       Section 3. Miscellaneous Wage Policies (a) Any employee who reports for work and is willing and able to perform any work assigned to him but is sent home because no work is available, shall be paid four (4) hours' time at his average pay unless such employee has been previously notified not to report for duty.

       This shall not apply if such lack of work is beyond the control of the Company. Lack of work will be defined as follows: Major electrical, or mechanical failures, floods, snowstorms, etc., affecting the majority of the operations of the plant.

       If the employee has started to work, such employee shall be paid four (4) hours' time at his average pay provided such employee shall perform such work as may be assigned to them.

       In the event an employee lays off without notice for any cause, said employee shall not be entitled to resume work except on a call in to the Company before 1:30 P.M. the day prior to resuming work.

       However, if employee fails to call in and reports to work, the foreperson will place worker on job if work is available, otherwise employee will be sent home.

       Employees scheduled on 2nd and 3rd shifts will be expected where possible to report off 3 hours prior to their scheduled starting time. In any event, employees are expected to report off by notice to the Human Resources Department.

       (b) A job will be held for tardy employees for one hour after their normal shift starting time, provided they call prior to the start of the shift.

       (c) All production employees, except maintenance, who are called back to work after completing their scheduled day's work, and have left the plant, shall be paid a minimum of four (4) hours at a base rate of the job. Time and one half shall be paid for hours actually worked over eight hours.

       (d) Maintenance employees who are called back after completing their scheduled day's work and have left the plant, shall be paid a minimum of three
(3) hours at straight time for each call back. Time and one half shall be paid for hours actually worked over eight hours. Maintenance employees who are called in on days they are not scheduled, will be paid a minimum of four (4) hours.

       (e) In the event of industrial accident, an employee will receive immediate medical attention. An employee with time lost while receiving medical care for an industrial accident will receive make up pay for the day of the accident for his full eight (8) hours at average hourly earnings.

       Any subsequent visits for further medical attention in connection with this Industrial Accident will be compensated for at the employees average hourly earnings. Each employee should attempt to make their additional visits as near to the end of their shift as possible.

       (f) Any employee who starts work on the second shift, shall be paid twenty cents ($.20) per hour additional shift differential.

       (g) Any employee who starts to work on the third shift shall be paid twenty-five cents ($.25) per hour additional shift differential. The shift schedule will be designated by the Company and notification will be given to the Union.

       (h) Differential will be paid for overtime hours directly involved with regular scheduled second or third shift operations. Differential will be paid if overtime hours are for four (4) or more hours.

       Section 4. Wage Increase The following wage increases will be "placed on the outside":

Wage Increase


            9/14/1998         9/13/1999         9/11/2000
             0.15/hr.          0.10/hr.          0.10/hr.



                                   ARTICLE VII
                                    SENIORITY

       Section 1. Departments Seniority shall be according to the departments as now established and as follows:

      10.  Mixing, Milling and Calendering.
      11.  Gum and Fabric Cutting.
      16.  Quarter and Stitching.
      60.  Shoe Making.
      20.  Last and Lacquer, Stripping and Vulcanizing.
      14.  Inspecting, Cartoning and Packing.
      19.  Shipping.
      17.   General Plant.
      18.  Engineering and Power Plant.
      24.  Plastics.

       Seniority rights begin as of last entry into respective departments and such rights hold only in the respective departments except as hereafter set forth.

       Section 2. Master Seniority List The Company will maintain a copy of the master (plant wide) seniority list, with one copy given to the Shop Steward. The Company will maintain copies of the department seniority lists and will furnish copies to the Foreperson. These copies will be available for inspection by employees, and these copies will be posted and will be subject to correction only in case of typographical error.

The master  seniority  list will be posted in the following  group  departments:
Mill and Fabric Cutting, Gum Cutting, Quarter and Stitching, Shoe Room, Last and Lacquer, Packing, Maintenance, Shipping and Plastics.

       Section 3. Qualifications In the operation of all seniority provisions in this contract, these qualifications shall be considered namely:

              1.     Length of service.

              2.     Skill.

              3.     Ability.

       Length of service shall control in all cases as between employees, unless one of the employees clearly has greater skill and ability than the other, in which case the employee with such clearly greater skill and ability may be given preference over the other employee. Skill and ability shall be based upon a standard production of quality work within a standard production day.

       Section 4. Employee Placement Every effort will be made to place employees on jobs for which they are qualified in line with their seniority. In the event an employee is or has been assigned to any job and such employee believes that the assignment is unjust, they shall perform the job assigned to the best of their ability. However, upon making a complaint the department steward and department forepersons shall immediately undertake to satisfactorily settle the complaint. Upon failure to satisfactorily settle the complaint, Human Resources and the Chief Steward shall immediately undertake to resolve the complaint satisfactorily before referring it to the regular grievance procedure.

       Section 5. Job Openings When new jobs or vacancies occur they will be posted if they are scheduled for more than 5 days. All job postings will be up by 11:00 A.M. and remain up until 3:00 P.M. the following work day.

       Senior employees who have applied shall be given first consideration in selection of such jobs or vacancies. It is understood that such jobs or vacancies may be temporarily filled pending permanent assignment.

       Job postings will be filled in the following manner:

       (a)    By the successful bidder.

       (b)    In the event of no bidder, by a qualified employee without a job.

       (c) If an unfilled job posting cannot be filled by a qualified person without a job then the least senior employee with previous satisfactory experience, whose job can be filled by a qualified person without a job, will be assigned to train the least senior employee that is without a job for a period of up to 10 working days. These employees will be paid the rate of the job or their previous average, whichever is greater.

       (d) If there is no qualified employee available, employees who have transferred departments and have special skills may be assigned work to use their skills for a short duration not to exceed 25 work days in a 6 month period. Employees so transferred will get the rate of the job or their average earnings, whatever is higher, plus $.30/hr. providing the employee is making an adequate effort to maintain average efficiency and quality.

       (e) In the event of a shift change, by the least senior employee in that department that is without a job.

       An employee will leave for their new job when a trained replacement is available. The maximum time allowed to get a trained replacement will be five
(5) working days in all departments except in the Cutting, Mill, and Pedatainer Carton Unit in Packing which will be 7 days; Leather Sewing will be 20 days and Wader Production 30 days. Those so affected will be paid average or the rate of the job, whichever is higher.

       Employees on jobs requiring 6 or more days training, who have abnormal absenteeism records, may after reasonable counseling and at least one written warning, be assigned work until they have demonstrated for at least 3 calendar months, the ability to be at work the same as an average employee. (For purposes of this provision only, abnormal absenteeism shall mean at least 30 days absence from 8 different occasions within a 1 year period.)

       When an employee has established themselves on a job in accordance with the above procedure, they shall not be removed from that job except upon their own request, or upon permanent elimination of the job, except as otherwise provided for in this contract.

       The Company will provide 24 hours written notice to employees whose jobs will be eliminated. Employees who are not given 24 hours notice will be paid 8 hours at their average hourly earnings, provided they work.

       Employees whose jobs are eliminated for any reason must apply themselves to another job within twenty-four (24) hours after their jobs are terminated. In the event that it is impossible to make application to the new job within twenty-four (24) hours, such application must be made as soon as possible.

       An employee who fails to make application shall be placed on any job available or sent home pending permanent assignment. These employees may be assigned work in another department on a temporary basis.

       Employees   with   seniority  will  have  unlimited  job  bidding  rights
(postings) provided they have had previous satisfactory experience on the job they are applying for.

       Employees with seniority will have unlimited bumping rights if (1) their job is eliminated, (2) they are bumped or (3) if the job move is caused by sickness or accident, providing they have had previous satisfactory experience on the job they are applying for. Employees whose jobs have been eliminated, due to a category change, will be given their option, by seniority, to exercise their job movement rights or stay within their making unit.

       Job categories are attached and are a part of this agreement but are subject to revision and change from time to time upon mutual consent of the parties.

       All employees may sign job postings for which they are not experienced and wish to be trained. The number of trainees, per this section, will not exceed two (2) per schedule, per department except that the Mixing, Milling and Calendering Department and Fabric Cutting Department will not exceed three (3) per schedule and the Shoe Making Department will not exceed five (5) per schedule. Employees with previous satisfactory experience on a job will be given up to 2 working days to refamiliarize themselves with the elements of the job.

Section 6 - Shift Preference

Employees shall be allowed to align shifts according to departments. Procedures will be followed as listed below:

Manufacturing & Distribution

o   Two shift change alignments per calendar year.
o   All alignments must be within their home department.
o   May be exercised on people who have less seniority.
o The shift change will not take affect until ten days after the notice is submitted and will take affect at the beginning of the following workweek. The ten days maybe extended upon mutual agreement for operational needs.


Maintenance

o   Two shift change alignments per calendar year.
o   All alignments must be within their home department.
o   May be exercised on people who have less seniority.
o The shift change will not take affect until ten days after the notice is submitted and will take affect at the beginning of the following workweek. The ten days maybe extended upon mutual agreement for operational needs.
o Exception to the ten-day notice would be for the training and orientation of new employees who can be held until they complete the following schedule:
o   Training and orientation:
        Grade 1 & Master - 20 working days

        Grades 2-3 - 40 working days
        Grade 4 - 60 working days
        Helper - 60 working days

o   Grades 1 - 4 may displace one grade up or one grade down.

o   Masters may only displace Masters.

o   Helpers may only displace Helpers.

o Management shall determine maintenance labor grade level shift needs. If after posting, the position remains unfilled the least senior employee in the labor grade or adjacent labor grade shall be assigned the shift.
    (Electro-mechanical and Maintenance Machinist shall be considered separate classifications for this provision until such time as the number of employees in either classification falls below five.)

Section 7.  Transfers

       1. Requested transfers from one department to another by employees who are full time permanent employees (except those on leave of absence) shall be done in the following manner:

              a. Employees shall sign the requested transfer slip and return it to Human Resources where the transfer list will be maintained.

              b. Employees shall be given the opportunity of a 1st and 2nd choice of departments.

              c. Requested transfers will be effective for the balance of the year in which signed, plus one year.

              d. Transferred employees will carry their full seniority and retain no further seniority in the department from which they transfer. This provision will be retroactive to cover any previously made transfers.

              e. Employees may change their departmental preference on the transfer list twice in regard to paragraph 1.c.

       2. When there is a permanent opening in a department caused through death, discharge, quit, retirement, hiring new employees, or new machinery, the first requested employee (plant seniority) who requested a transfer to this department will be given the opportunity to fill the opening. (Openings created by personal leaves, sick leaves, military leaves, and time lost by union personnel shall not be considered a permanent opening.) New Machinery means a new process. It does not include replacement or modification of current equipment or additions of the same or similar equipment already in use.

              a. Transferred employees must attain satisfactory quality and efficiency standards within a reasonable training period. If the employee is disqualified by the above sentence, they will return to their previous department by replacing the least senior employee in that department, but will carry their full seniority.

              b. Transfers shall be based on date and time of request. If this employee turns the job down, the next oldest request, and so on, until the list is exhausted or the opening is filled.

              c. Employees turning down their first and second choice transfers must wait one year from date of refusal before signing job transfer slips.

       Employees transferring to a department which they have had previous experience shall be allowed to use their seniority rights to sign or bump for a job. However, such employees who exercise their seniority shall not be allowed to use the provision of #3.

       3. Employees may elect to return to their previous home department within ten (10) working days. The employee will replace the least senior employee in that department. The next senior employee on the transfer list shall be given the opportunity to fill this opening.

       4. A person can make one transfer per year. Items No. 2(a) and No. 3 shall be considered a transfer.

       5. Employees who have completed more than one year of their skilled trades apprenticeship program can request a job transfer, but such transfer will not be valid until one year after such transfer is requested. The one year waiting period may be waived upon mutual agreement between both the Company and the Union.

       6. Female employees will be given the opportunity for at least 50 percent of the job openings in the skilled trades apprenticeship program.

       7. The employee must have more than 12 months seniority to be eligible for a transfer request.

       8. The open job created by a requested transfer shall be posted and filled as provided for in the present contract.

       9. Requested transfers must be on file in the Human Resources Office for 60 calendar days before they become valid.

       10. The department to which the employee is transferred is considered the employee's "home department" if the employee accepts and qualifies for the job.

      Section 8. Interruption of Work Employees whose jobs are shut down or scheduled off for more than three days, but less than six days, will be given the option of exercising their job movement rights as per terms of this contract, electing temporary layoff, or accepting a temporary job. Employees accepting a temporary job will be paid the rate of the job or 130 percent of base rate, whichever is higher.

       This shall not apply to temporary production requirements or temporary lack of work, in which case employee may be assigned to a different job. The employees affected by such a temporary production requirement or temporary lack of work and so assigned shall be paid their average hourly earnings or the rate of the job to which they are assigned, whichever is the higher.

       When an employee is off work due to a medical leave, personal leave, leave for Union business, Military Reserve or National Guard training, trying a new job and vacations, they will have their job filled on a temporary basis (up to a period of 2 weeks).

       Upon their return from such leave (within the temporary period), they shall return to their respective job if available.

       When an employee is off over 5 days due to a suspension, their job will be posted on a permanent basis. Upon their return, they may sign a job posting after which they follow the provisions of the contract.

       When an employee returns from sick leave or injury with a doctor's slip to do light work if available for a given time, and when the doctor O.K.'s employee to return to their regular job or comparable job, employee shall exercise his or her seniority.

       Employees who are on light duty work because of illness or injury and cannot find work in the home department can displace a less senior employee on a job that they are medically qualified for starting with the least senior employee plant wide.

       This employee cannot be replaced as long as they are medically restricted except by a more senior employee on light duty or a more senior employee being laid off when the medically restricted employee is the least senior in the plant.

       Section 9. Elimination of Departments In the event of a termination of a department or the transfer of jobs out of a department, the employees so affected in that department will be transferred to other departments into such jobs as they are qualified to handle, and will carry their established seniority into their new department.

       Section 10. Disability Transfers Employees who have given faithful service to the Company and who has become incapacitated on any operation due to injury, sickness or any cause not the result of misconduct of such employee, will be entitled to special consideration for lighter or more suitable work in any department and if transferred will carry their established seniority.

       Section 11. Temporary Layoff In the event of a temporary layoff no longer than one day in any one week caused by breakdown of equipment, shortages of raw materials or other matters beyond the control of the Company, only those affected by such conditions shall be so temporarily laid off. The Company will make every effort in scheduling to maintain equal hours of work among the employees.

       Any employee who has accumulated a total of one day lost time in any one week, as a result of the operation of the above paragraph, will be given preference for overtime of other scheduling in order that an equality of hours and/or earnings can be maintained.

       Employees whose jobs are shut down or scheduled off for more than three days, but less than six days, may elect a temporary layoff in accordance with
Section 8 of this Article.


Section 12. Short Term Layoff (six months or less) If it is determined the layoff will be short term, employees in the department with less than one year of seniority will be first laid off. If such layoff exceeds the number of employees in the department with less than one year of seniority, the senior employees in the department may elect a voluntary layoff.

       An employee can take one voluntary layoff and voluntary return during the term of this contract unless there are voluntary layoff positions open, which no one wants. Total time off not to exceed 6 months, during the term of this contract unless at a later date voluntary layoff positions again open, and no one else wants a voluntary layoff. Employees recalled from voluntary layoff prior to completion of six months shall be allowed to elect voluntary layoff on any subsequent layoff.

       Any employee electing voluntary layoff must notify their department foreperson no later than 1:00 P.M. three days prior to the date of the layoff.

       Senior employees accepting a voluntary layoff would remain on the job until a satisfactory replacement has been trained.

      When an employee wants to return to work,  they must give the Company four
(4) week's notice. Once they give notice, they can not change it. Employee must be out on voluntary layoff before they notify the Company of their intent to return to work. Employees returning can exercise their seniority.

       Employees electing to return to work from voluntary short-term layoff may be replaced on voluntary layoff by other eligible department employees provided the voluntary layoff positions do not exceed six months.

       Employees on voluntary layoff must return to work before the Company hires any new employees in their home department. Employees who do not return to work after notification of a job opening or expiration of the six (6) month layoff period will be considered a quit.

       Any voluntary laid off employee who returns to work by Company request, can subsequently use, if eligible, the remainder of the allowed maximum 6 month layoff period, per terms of this contract.

       If it is determined during any short term layoff that such layoff will exceed six months, employees on voluntary layoff from the department who have been on voluntary layoff in excess of two months will be returned to work and a regular layoff procedure will be instituted. If it is determined during any short term layoff that such layoff will exceed six months, employees on voluntary layoff from the department who have been on voluntary layoff less than two months shall upon completion of two months on voluntary layoff be returned to work and a regular layoff procedure will be instituted.

       When a short-term layoff is converted to a long-term layoff, it shall not be considered a new layoff unless additional positions are reduced. If additional positions are reduced employees shall be allowed to exercise their rights to select voluntary layoff, but only with respect to the additional positions being reduced.

       Section 13. Regular Layoff and Long Term (six months or longer) Layoff

If it is determined the layoff will be long term, employees in the department with less than one year of seniority will be first laid off. If such layoff exceeds the number of employees in the department with less than one year of seniority, the senior employees in the department may elect a voluntary layoff not to exceed two months. All time spent on voluntary layoff shall count towards that employees six months allowed on voluntary layoff under Section 11. With each layoff, management shall designate the number of positions that shall be considered short term and the number of positions that shall be considered long term.

       When a long-term layoff is converted during the first sixty days to a short-term layoff, the employee currently on the long-term voluntary layoff shall be given the option of converting to a short-term voluntary layoff.

      In the event of a layoff for the purpose of reducing the work force, a list of those to be laid off shall be posted in each department at least three days prior to the layoff and such layoff shall become effective at the end of the work shift on the day set forth in the notice or at the end of the work shift expiring three days after posting of such notice, whichever occurs later.

      The above three days notification requirement shall not apply where indefinite layoffs are caused by machinery breakdown, act of God, or other emergency conditions beyond the control of the Company.

       Employees with the least seniority shall be the first to be laid off from the affected departments.

       1. Employees being laid off may sign a job posting in any department (limit one posting bid/employee) consistent with the provisions of this contract or

       2. Employees being laid off may displace a less senior employee, in any department, if they have previous satisfactory experience on that job or

       3. Employees being laid off may elect to apply for transfer to any other department or departments and will be immediately eligible for subsequent job openings based on their seniority and the department transfer provisions of this contract. After all requests of laid off employees, made at the time of layoff, by those employees electing to transfer departments, have been honored, a department's layoff list will have first priority to fill subsequent openings in that department.

       4. If no work is available under the forenamed provision (1, 2, and 3), then the employee will be laid off.

       5. Management will displace the least senior employee in the plant with the most senior laid off employee who has elected to work elsewhere when the layoff is for an indefinite duration or will exceed 10 working days. The displacement procedure will be made in the shortest possible time but generally should not exceed 3 workdays per department per employee.

       6. When a laid off employee elects to work only in a specific department or departments, their displacement procedure would apply when the specific department or departments of their choice has the least senior plant employee.

       7. When the least senior employee has a job which will be eliminated in next month's schedule or the training time exceeds 5 working days according to the category book, the next least senior employee in the plant will be displaced in the application of paragraph 5 and 6.


       Section 14. Home Department

       1. The department to which the employee displaces a less senior employee or the department to which an employee is recalled to, shall be the employee's home department if the employee qualifies by attaining satisfactory quality and efficiency standards in a reasonable training period. If disqualified, they will either be asked by the Human Resources Department to work in another department or may be laid off.

       2. Employees who replace the least senior employees in the plant or employees who elect to be recalled into another department will be returned to their original department if that department recalls or hires, and the job opening is not temporary. (Temporary means 20 work days or less.)

       3. The employee after 10 working days, paragraphs 1 and 2, has the option to return to their original home department, if employee elects not to do so then the current department will become the home department.

       Section 15. Recall Seniority for employees who have not completed their probationary period and are recalled shall, upon completion of the probationary period, revert to the original date of hire. Employees with seniority shall have recall rights for a period equal to 1/2 their seniority, but no less than 48 months.

       Employees will be recalled to their home department according to seniority unless there is a valid reason for their not being able to perform the available job or jobs. A constant effort will be made to get the senior employee back to work. A copy of all call backs and comments of all call backs will be given to the union upon a reasonable request. Before any new employees are hired, laid off employees shall fill open jobs unless they have a legitimate reason.

       1. In the event of recall the Union shall be given a list of those intended to be recalled at least twenty-four (24) hours prior to recall. An employee shall be notified by telephone of the date they are to return. In the event Management is unable to contact the employee by telephone, a written notice shall be mailed to the employee not less than forty-eight (48) hours before resumption of work to the last address listed by said employee with the Company. A copy of said notice shall be delivered to or mailed to the Union at the time of mailing. If an employee fails to return following such notice, a second 48 hour notice shall be mailed and a copy provided to the Union. The
Company shall have the right to call another available worker; provided, however, the person by passed shall have the right to return to work if they give the Company notice of their intention to return within twenty-four (24) hours of their receipt of notice.

      2. In the event it is necessary to recall immediately from the laid off list because of a change in schedule, absenteeism, leave of absence, etc., employees will be recalled in line of seniority within their department. If it is impossible for the one with the greatest seniority to report for immediate work, the next in line shall be called.

            If a department has temporary need for employees, this department's employees on lay-off shall have priority to fill these temporary jobs (temporary means 20 work days or less).

       3. Employees on voluntary layoff will be subject to recall to their home department in reverse order of seniority on three (3) days notice. In cases of production necessity, employees on voluntary layoff may be recalled out of line of seniority because of their skill and ability. Employees on voluntary layoff must return to work before the Company hires any new employees in their home department. Employees who have exhausted their six months or two months of voluntary layoff under the short term or long term layoff provision, may, at the conclusion of their voluntary period, elect to move to the regular layoff list and await recall in accordance with their seniority.

       Section 16. Promotions Employees assigned a non-bargaining unit job, on a involuntary basis because of medical restrictions shall retain their union seniority. Employees accepting non-bargaining unit jobs, on a voluntary basis may return one time to their former department within a 30 day period. There will be no accumulation of seniority beyond the 30 day period. Management may return a non-bargaining unit employee to the bargaining unit within 12 months. Employees who have been out of the bargaining unit in excess of 12 months may not be returned.

       On return to the Bargaining Unit, said employees will return to their former department and will displace the least senior in the department. Exceptions by mutual agreement with the Union Bargaining Committee.

       There will be established a four-person committee (two from the Company and two from the Union) to investigate complaints concerning supervisors. Such four-person committee will meet within 7 calendar days following the Company receiving such a written complaint. The four person committee can request that both the employee and supervisor meet with the committee. This committee would obtain facts concerning any supervisory problems and report them to both the Union Committee and to Company Management.

       Section 17. Loss of Seniority An employee shall lose their seniority if:

              a.     They quit.

              b.     They are discharged for just cause.

              c. If an employee is absent four consecutive working days and fails to notify the Company as to the reason of absence. The employee will be given a chance to explain why they did not notify the Company.

              d.     Failure to return from layoff.

              e.     Failure to return from leave of absence.

              f. Employees who are eligible for work but who are not working because of work restrictions must initiate a review of their potential job opportunities by a visit to the Human Resources Office at least once every 60 calendar days. The lack of a visit for a 120 calendar day period may be cause for termination unless WAIVED by mutual agreement. These employees will be notified by registered mail.

                                  ARTICLE VIII
                                LEAVE OF ABSENCE

       Section 1. Retention of Rights Employees given leave of absence by the Company will not lose any rights during such leave of absence except as otherwise set forth herein.

       Section 2. Eligibility for Leaves The Company shall grant leaves of absence in the following cases:

       (a) Maternity cases will be treated as any other illness. This will include the provision to grant a maternity leave for up to one year if circumstances so warrant.

       (b) Incapacitation by illness or injury.

       (c) Serving as full-time office of Local No. 14L, or as representatives of the International Union with which the Local is affiliated, where such office entails responsibilities in labor relations.

       (d) Full-time employees of the AFL-CIO-CLC Building Association (not to exceed two in number) for the duration of this agreement, but in no case to exceed two years.

       (e) Serving in political or public office, appointed or elective shall retain seniority during term of office.

       (f) To qualify for Civil Service positions, such leave being of same length of time as qualifying period specified by law for such positions, but not to exceed ninety (90) days.

       (g) A two week leave of absence will be granted to an employee in order to take a new job outside of the Company provided that prior approval and satisfactory arrangements have been made with the Human Resources Department. Upon returning from a leave of absence, employees must verify the taking of a new job or they will be considered a quit. An employee will be granted only one leave of absence in each three year period under this subparagraph (g).

       Section 3. Return From Leave In all cases leave of absence shall be granted and allowed only upon prior notice to the Company. In the event of illness or injury, any employee unable to report for work shall notify the Company as soon as possible, they do not need a leave of absence to retain their rights. In case of absence for other causes, they must give satisfactory explanation acceptable to the Company. Employees granted a leave of absence shall be permitted to return to work before the expiration of such period, if agreeable to the Company.

       A person who requests an indefinite leave of absence for medical reasons and who has received a doctor's slip for such indefinite leave, will be granted a sixty day leave. Thereafter a written medical extension will be needed every thirty days, unless waived by mutual agreement.

       Section 4. Military Service Any employee who is called into service or in time of war or a state of emergency as per Selective Training Service Act volunteers their service in the Armed Forces of the United States shall be given a leave of absence and will continue to accumulate seniority during such period of service and upon termination of such service will be reinstated to their former position or to a position of like seniority status and pay, unless the Company's circumstances have so changed as to make it impossible or unreasonable to do so and providing, further that such employee makes application for reemployment within ninety (90) days after they are relieved from such training service.

       Any employee who is suffering from a service incurred disability may (in order to rehabilitate themselves) have an additional leave of absence of at least one year from date of discharge.

                                   ARTICLE IX
                              SANITATION AND SAFETY

       Section  1.  Reasonable   Measures  The  employer  agrees  to  adopt  all
reasonable measures to insure safe and sanitary conditions in the factory. The Union and Management agree to cooperate to that end.

       Section 2. Medical Care (a) In case of serious injury an employee shall have prompt medical attention by a qualified physician of their own choosing listed on the Physicians' panel as published by the La Crosse County Medical Society. It shall not be necessary for the employee to secure an accident report before receiving medical attention, but such report shall be furnished the Company as soon as circumstances permit.

       (b) The Company shall make every effort to get an injured person to medical attention as soon as possible.

       (c) One employee shall be assigned from management and one employee from union to constitute a safety committee, which shall meet once a month (approximately two hours in the week prior to the local union's regular business meeting), in which they shall review and make recommendations for safety standards.

       Management and the Union may each assign alternate employees to the Safety Committee.

       (d) In the event of an accident which required medical emergency outside medical attention, the SafetyCommittee shall make a personal inspection of the equipment and area prior to the resumption of work.

       (e) In compliance with the Occupational Safety and Health Act of 1970, the Union will keep on file in the Personnel Office the name of their representative who will accompany the OSHA inspector during any of their plant tours.

       (f) During the term of this contract the Company and the Local Union Bargaining Committee may by mutual agreement develop and implement programs that strive to improve qualify, safety and attendance.

       (g) If an identified problem related to health and safety remains unresolved for more than 30 days, the Union may request the assistance of the USWA Industrial Hygiene Department, provided the Company is given 1 weeks notice prior to the request.

                                    ARTICLE X
                                  MISCELLANEOUS

       Section 1. Replacing Tools The Company will pay the following amounts each year toward the replacement of broken or worn out tools for the following maintenance employees:

       Grade 4 technician to Master ($200.00), Apprentices $150.00, and Maintenance Helper $110.00. This will be paid on the first Friday in October. Tools purchased with these monies will be registered with the Maintenance Supervisor. During the next three years (October 1998 through October 2001) all Maintenance Personnel will be required to build their tool set to the basic required tools which includes those listed as metric.

       By the first day of November thereafter, each employee of the Machine Shop will be evaluated. At that time, they will be told what training or work experience will be provided in order to reach the next grade level.

       The Company will pay a bonus of $160.00 at the end of the employee apprenticeship period or promotion to Grade 4.

       Section 2. Clothing Provision The Company will provide a change of clothing each working day for the three compounders and banbury operators, rubber knife operator and upper calendar operators. The dirty clothing must be returned to the Company before new ones are issued.

       The Company will provide ten (10) T-shirts per year to each of the permanent full time calendar operators, extruder operators, millmen, and pedatainer carton machine operators.

       Eye glasses broken on the job if not covered under Workmen's Compensation will be replaced in kind at company expense upon application to either the Safety Department or the Plant Nurse. The glasses must be repaired with prescription Safety Lens to be eligible for this benefit.

       Prescription safety glasses will be replaced when broken, damaged on the job or for correction of eye sight, for those employees who are required to wear them.

       Section 3. Drinking Water Good, cool drinking water shall be furnished in sufficient quantities.

       Section 4. Union Posting A bulletin board shall be provided in each department for the use of the Union. All bulletins must be approved by the Company before posting.

       Section 5. Supervisor Working The Company shall designate in writing who are supervisors. No supervisors are permitted to do any work. Work performed by supervisors who would take away employment from an employee or affect the employees' earnings in any manner is prohibited.

       The only work the supervisor can do is instruction, experimental work, or in case of extreme emergency (extreme emergency shall be defined as follows):

       1.     A.     Absenteeism,  the  period of time not to exceed one hour at the beginning of each shift, unless the replacement is in route, then the time allowed will be extended 1/2 hours.

              B.     Sickness, the period of time not to exceed one-half hour.

              C.     Bathroom, telephone calls, nurses office, etc.

       2. Absenteeism coverage by supervision will be paid to the called in employee, but not to the tardy employee.

       Instructors shall not do production or service work other than what is required for the teaching process.

       Section 6. Rest Period

                              REST PERIOD SCHEDULE
Work Time                     Min #             Max #             Total Time
8 Hours                         2                 3                   25
10 Hours                        3                 4                   30
12 Hours                        4                 5                   37

       The time between rest breaks shall be reasonable. The rest period time to be determined by management to eliminate lost production time and other conflicts.

       Employees on continuous operation will receive one (1) 10 minute paid break during the forepart of their shift, and an eighteen (18) minute paid lunch break.

       Section 7. Absenteeism It is the employee's responsibility to maintain regular attendance. Employees will be eligible for a bonus for perfect attendance and tardiness. The employee will earn a bonus of 1-1/3 hours per month for perfect attendance and not being tardy. The bonus may be used in two hour increments and must be scheduled and approved in advance.

       Section 8. Suspension An individual who fails to report to their job following their lunch hour, without proper notification to their foreperson, plant nurse, or Human Resources Department shall be subject to the following disciplinary procedure.

       a. 1/2 day off - 1 week's suspension and a warning in the event of repetition, the next action would be discharge.

       b. 1-1/2 days off - 30 days suspension and a warning that in the event of a repeated violation, the result would be discharge.

       c.     More than 1-1/2 days off - discharge.

       The Company will provide adequate means for reporting. Violation of a and b above not repeated within 9 months, will not be used in determining the penalty under this policy.

       Section 9. Jury Duty Employees who lose time from their regular shift hours due to required jury duty will be paid for such time lost at average pay less amount received for such required jury duty.

       Section 10. Funeral Pay In the event of the death of an employee's mother, father, child, spouse, brothers and sisters, step mother, step father, step brothers, step sisters, or step children, funeral pay will be awarded in the following manner:

       1. Three consecutive working days will be paid for eight hours at the employee's straight time average hourly earnings.

       2. Payment will be made for Saturday and Sunday at straight time average hourly earnings only in cases where the employee would have been scheduled to work.

       The day of the funeral will be paid for eight (8) hours at the employee's
average  hourly  earnings  for  the  following:   grandparents,   grandchildren,
mother-in-law, father-in-law, son-in-law, daughter-in-law.

       If a funeral occurs during the vacation shutdown:

       A. Employees ineligible for vacation pay will, upon proper notification, receive funeral pay in accordance with the current contract language (employees are not eligible for unemployment benefits when paid for funeral days).

       B. Employees eligible for vacation pay will be able to take three (3) additional paid days at the end of the annual vacation shut down.

Section 11.  Paid Meetings and Reimbursed Union Business

a). The Company will pay 85% and the Union 15% of the cost of the contract books.

b). The Company will pay for 24 hours per year for each member of the Local Union Bargaining Committee to cover union called meetings (not to exceed 7 members). c). There will be one member from Management and one member from the Union who will meet once every 2 months for 1 hour to review the apprenticeship training program. The Company will pay the one-hour for the Union Representative.

d). Hours eligible for reimbursement by the Union are those additional hours incurred by Bargaining Committee Members, Union Stewards, Executive Board Members, Job Evaluation Committee Members, and other Union members who have Union approval due to special situations. The amount of time incurred by the above will not be more than has been normal and customary.

e). The Union will reimburse the Company for all wages and benefits paid relating to "Reimbursed Union Business". This includes wages, 401K employer match, employer share of Medicare and FICA, associated vacation pay, overtime premium if incurred, and any other benefits, which may be incurred.

f). The Company will provide the Union Bargaining Committee with a copy of the Master Insurance Policies.

g). The Company and the Union Bargaining Committee can mutually agree to special conditions that will facilitate new processes, products or special situations.

h). The Company agrees to pay the Shop Steward one hour per day at their average pay.


       Section 12. Derogatory Notations

       The Company will remove and destroy all derogatory notations from an employee's file, if not repeated within a 12 month period, except for notations related to:
      -     Substance Abuse.
      -     Fighting.
      -     Gross Insubordination (time off).
      -     Sexual Harassment.
      -     Work Place Discrimination.
      -     Permanent Disqualification.
      The following items will be removed after a 24 month period:
      -     Fighting.
      -     Gross Insubordination (time off).



                                   ARTICLE XI
                            VACATIONS/ANNIVERSARY PAY

       Section 1. Vacations

       (a) The general policy will continue to be that all employees will be paid their total vacation pay immediately prior to the annual summer shutdown. The vacation period shall be between June 15 and September 15 of each year. The exact date shall be determined by negotiations between the Company and the Union.

       (b) An employee with one (1) through two (2) years service with the Company on May 31st of any year shall be entitled to one weeks' vacation with pay during the vacation period for such year. Pay for such vacation, shall be equal to 2 percent of the employee's earnings for the twelve month period ending May 31st of such year.

       (c) An employee with three (3) through six (6) years of service with the Company on May 31st of any year, shall be entitled to two (2) weeks' vacation with pay during the vacation period for such year. Pay for such vacation shall be equal to 4 percent of the employee's earnings for the twelve month period ending May 31st of such year.

       (d) An employee with seven (7) through eleven (11) years of service with the Company on May 31st of any year, shall be entitled to three (3) weeks' vacation with pay during the vacation period for such year. Pay for such vacation shall be equal to 6 percent of the employee's earnings for the twelve month period ending May 31st of such year.

       (e) An employee with twelve (12) through fifteen (15) years of service with the Company on May 31st of any year, shall be entitled to three and one half (3 1/2) weeks' vacation period for such year. Pay for such vacation shall be equal to 7 percent of the employee's earnings for the 12 month period ending May 31st of such year.

       (f) An employee with sixteen (16) through twenty-one (21) years of service with the Company on May 31st of any year, shall be entitled to four (4) weeks' vacation period for such year. Pay for such vacation shall be equal to 8 percent of the employee's earnings for the twelve month period ending May 31st of such year.

       (g) An employee with twenty-two (22) through twenty-nine (29) years of service with the Company on May 31st of any year, shall be entitled to five (5) weeks' vacation pay during the vacation period for such year. Pay for such vacation shall be equal to 10 percent of the employee's earnings for the twelve month period ending May 31st of such year.

       (h) An employee with thirty (30) years of service with the Company on May 31st of any year, shall be entitled to six (6) week's vacation pay during the vacation period for such year. Pay for such vacation shall be equal to 12 percent of the employee's earnings for the twelve month period ending May 31st of such year.

       It is agreed, however, that the third, fourth, fifth, and sixth week of time off for employees with seven or more years of service shall be granted only if production necessities permit, or may be granted at the Company's discretion on a staggered basis, or if there is a plant shutdown, at the time of such shutdown. In any event, the vacation pay to which an employee with seven or more years of service is entitled under this section shall be paid to such employee on or before September 15th of the year in which they are entitled to receive such vacation pay, regardless of whether the third, fourth, fifth, and sixth weeks of time off has been granted or not.

       Employees  with more than 3 weeks of  vacation  may take a maximum of ten
(10) vacation days, one day at a time, providing prior and satisfactory mutual agreeable arrangements have been made.

       Section 2. Anniversary Pay

       Anniversary pay is to be based on an employee's anniversary date, as follows:

       An employee hired subsequent to May 31st in any year will be eligible to receive anniversary pay equal to 2 percent of their earnings from the date of their employment to the following May 31st. This amount shall be calculated for the employee on May 31st following their first anniversary date and shall be in addition to the regular vacation pay.

       In like manner, an employee will be eligible to receive anniversary pay equal to 2 percent of their earnings from their second anniversary to the following May 31st, and this amount shall be calculated on May 31st following their third anniversary.

      An employee will be eligible also to receive anniversary pay equal to 2 percent of their earnings from their sixth anniversary date to the following May 31st, and this amount shall be calculated on May 31st following their seventh anniversary.

       An employee will be eligible also to receive anniversary pay equal to 1 percent of their earnings from their eleventh anniversary date to the following May 31st, and this amount shall be calculated on May 31st following their twelfth anniversary.

       An employee also will be eligible to receive anniversary pay equal to 1 percent of their earnings from their fifteenth anniversary date to the following May 31st and this amount shall be calculated on May 31st, following their sixteenth anniversary.

       An employee also will be eligible to receive anniversary pay equal to 2 percent of their earnings from their twenty-first anniversary date to the following May 31st and this amount shall be calculated on May 31st following their twenty-second anniversary.

       An employee also will be eligible to receive anniversary pay equal to 2 percent of their earnings from their twenty-ninth anniversary date to the following May 31st, and this amount shall be calculated on May 31st following their thirtieth anniversary.

       An employee retired under the Pension Plan or on leave or laid off and maintaining or accumulating service on the payable date above referred to will be paid their anniversary pay for which they are eligible. Employees retiring with less than 5 years of service will be eligible for accumulated vacation pay.

       The estate or the heirs of an employee who is eligible and who dies before the payable date will be paid their anniversary pay.

       An employee who quits or is discharged prior to the payable dates will be paid anniversary pay, or regular vacation pay.

       An employee who dies or retired (under the Company's Pension Plan) prior to May 31st is eligible to receive vacation pay for the year in which they die or retire. Payment for the vacation time shall be paid to the employee or their heirs.

       An employee who is on leave of absence or laid off, and is maintaining or accumulating service, is eligible for vacation pay.

      Employees who work during the summer shutdown period and employees with more than 3-1/2 weeks vacation pay may request to their department foreperson 15 working days prior to the summer shutdown, that all or a portion of their vacation pay be held for distribution to them at a later date. Thereafter, they will receive their held vacation pay in minimum of one day increments by notifying their foreperson one week in advance of when they want their vacation pay. Vacation pay will be included in the employees regular paycheck following the vacation day. This exception to the general vacation pay policy will not apply if it would generate unemployment or workmens' compensation payments.


                                   CONCLUSION

       The Company and the Union agree that there shall be no lockouts, strikes, slowdowns, or other interferences with production during the life of this Agreement.

       In the event of any interference with production by individual employees or groups of employees, the local Union and the International Union, their officers, Stewards, and other representatives will immediately cooperate with the Company to their full effort and ability and take every possible means to correct the situation and to cause the employees to return or remain at work.

       In any such cases the Union recognizes the Company's right to take disciplinary action against any employee participating in such interference with production. In consideration of this agreement, the union, on behalf of themselves, their members, officers, agents, and representatives agree not to sue the Company, its officers or representatives, and the Company agrees not to sue the Union or their respective officers, agents, or representatives in any court of law or equity for any act or omission of the other party or its agents or representatives which occurs during the life of the Agreement.

       The parties agree to the principle that there will be no discrimination in regard to wage rates or working condition by reason of sex, color, race, veterans, handicap, religion or national origin.

       It is further understood that where the masculine pronoun is used in this agreement, it shall refer to both genders. There shall be no wage reopening during the life of this Agreement.

       This Agreement shall become effective September 14, 1998, and shall remain in effect until 11:59 P.M., September 15, 2001. Thereafter it shall renew itself for yearly periods unless written notice is given by either party to the other not less than sixty (60) days but not more than seventy-five (75) days prior to the expiration date or any extension thereof that it is desired to terminate or amend the Agreement.

       Effective Date: September 14, 1998





LOCAL NO. 14L
UNITED STEELWORKERS OF AMERICA



/s/Harold Geary                               /s/Sue Ames
Harold Geary                                  Sue Ames
President                                     Secretary




/s/Rita Christianson                          /s/Donna Coady
Rita Christianson                             Donna Coady
Bargaining Committee                          Bargaining Committee

/s/Randy Sharp                                /s/Thomas Sullivan
Randy Sharp                                   Thomas Sullivan
Bargaining Committee                          Bargaining Committee




/s/Karen Fisher                               /s/David Martin
Karen Fisher                                  David Martin
Bargaining Committee                          International Rep.






Countersigned at Pittsburgh, PA this _____________day of ________________, 1998.



/s/George Becker                          /s/Leo Gerard
George Becker                             Leo Gerard
President                                 Secretary-Treasurer


/s/Richard Davis                          /s/Leon Lynch
Richard Davis                             Leon Lynch
Vice President                            Vice President

/s/Harry E. Lester
Harry E. Lester
District 2 Director











LA CROSSE FOOTWEAR, INC.




/s/Patrick Gantert                           /s/David Flaschberger
Patrick Gantert                              David Flaschberger
President & C.E.O.                           V.P. Human Resources




/s/Edward F. Mettille                        /s/Ronald Dalton
Edward F. Mettille                           Ronald Dalton
Human Resources Manager                      V.P. Manufacturing

/s/Wayne Lorek                               /s/Darla Bingham
Wayne Lorek                                  Darla Bingham
Plant Manager                                Payroll/Retirement Administrator

                                    EXHIBIT 1

To:  Local 14L Bargaining Committee

       As agreed during the 1980 contract negotiations, the Company and the Union Bargaining Committee will review and can mutually agree to increase base rates for certain key or critical jobs.

       LA CROSSE FOOTWEAR, INC.


                                    EXHIBIT 2

To:  Local 14L Bargaining Committee

       In the event the Company proposes to terminate its total operations for economic reasons, not associated with the relationship between the Company and the Union, acts of God, or other events or factors beyond its control, the company will, in good faith, attempt to give the Union a six (6) month notice of such termination so as to allow the Union to suggest alternative remedies to such termination; provided, that neither said notice nor such suggestions will necessarily require the Company to continue its operations, extend said termination date, or accept any suggestion nor in any manner to effect its responsibilities and right to manage or terminate its business. This letter may not be used in any manner involving any dispute, whether in arbitration or otherwise arising under the Contract between the Company and the Union.

      LA CROSSE FOOTWEAR, INC.

                                    EXHIBIT 3

       To: Local 14L Bargaining Committee

       Red Circling - Fixed Hourly Wage Rates

       We would "red circle" those employees who are currently working on jobs designated for "red circling" as long as they continue to demonstrate similar levels of performance (within 10% over a four week average and anything outside of an employee's control would not be held against them). A six month average will be used to establish the "red circle" rate (1/1/95 - 6/30/95).

       An employee who is eliminated, bumped or is transferred because of a work related or non-work related injury/illness from his/her "red circled" job will be paid the rate of the job they go on and if they return to their original "red circled" job within a 12 month period, they once again will be paid the "red circle" hourly wage.

       Returning after a 12 month period would result in their being paid at the current hourly rate of the job.

       Employees who voluntarily sign off their "red circled" job will not be paid the "red circled" hourly rate if they return to the original "red circled" job. If an employee is place back on a job they have signed off from, refer to paragraph 2.

       The amount that an employee would be "red circled" at would be the efficiency the machine is capable of producing (if operation is machine controlled) or the employee's six month average hourly earnings, which ever is less unless other circumstances, issues or variables exist. If it can be determined the efficiency of the job/operation is inflated, the company will use the efficiency the machine or operation is capable of doing.

       An employee's "red circled" rate shall be increased by the amount of any general wage increase.

       The conversion from a piece rate to fixed rate system is intended to be accomplished by 9/30/96.

       LA CROSSE FOOTWEAR, INC.



                                    EXHIBIT 4

       To: Local 14L Bargaining Committee

       Drug and Alcohol Testing

       LaCrosse Footwear recognizes that the wide spread use of illegal drugs and abuse of alcohol in today's society poses a very serious problem. Since our employees are our most valuable resource and the safety and well-being of our employees and the general public are of paramount concern to us, we have developed a Substance Abuse Policy to help us contribute to the solution of this very difficult health and social problem.

I.     Voluntary Rehabilitation

       The Company/Union encourages employees who have a problem with substance abuse, including alcoholism, to come forward confidentially and work to resolve the problem before it leads to disciplinary action. Such employees will be evaluated by the Employee Assistance Program and are encouraged to comply with any recommendations of the program and successfully complete any recommended treatment and continue with an after-care program where recommended.

II.    Circumstances For Testing

       1. Random testing will start 1/1/96. 2.5% of all LaCrosse Footwear employees will be tested annually divided over a 12 month period.

       2. Accident/Injuries on the job. When there is a work related injury that requires outside medical attention, the health and safety department will determine whether testing is appropriate. In most cases, all involved in the accident/injury will be tested.

       3. Probable Cause. As a means to detect probable cause as accurately as possible, training will be provided for both management and stewards to help detect probable cause situations.

       4. Referral Agreement. In a probable cause situation, management and the appropriate steward are encouraged to agree upon referral to the Safety Manager. If agreement cannot be reached, two members of management must agree upon referral to the Safety Manager. The Safety Manager or Company nurse may refer a probable cause case without any such agreement.


The Chief Union Steward or Union President will be notified of all retests to Bargaining Unit members.


III.   Confidentiality

       The Company respects the confidentiality and privacy rights of all of its employees. Accordingly, the results of any tests administered under this policy or the identities of any employee participating in a rehabilitation program will not be revealed to anyone without the express written consent of the employee, except where otherwise privileged. Any employee desiring to obtain and/or review the results of any drug/alcohol screen required by the company of that employee may do so by making a written request for the same within sixty (60) days of the employee's receipt of the notification of the test results. All such requests must be in writing and signed by the employee tested. Any such request may only be made by the employee tested.

IV.    Drug/Alcohol Testing

       1. Union/Management joint drawing for random testing.

              A.     Split Samples

                     1.     Urine test will be the testing method.

                     2. Independent testing at employee's expense for a second opinion.

                     3. If the second test is negative, the employee will be given the benefit of the doubt and reimbursement for the test.



              B.     Drug/Alcohol  Levels

                     1.     Certified standards for minimum levels.

                            a.     Alcohol - .10

                            b.     Drugs - Federal Standards.

                     C.     Employees will be paid for lost time when testing.

                     D. To offset the feelings of invasion of privacy, those randomly tested will receive a $50.00 bonus if tested negative.

V.     Discipline

       1.     Refusal will be treated as an offense.

       2.     First Offense - Discharge or treatment (employee's choice).

       3. Second Offense - Discharge (if within 3 years). If not within 3 years, it will be considered, on a one time basis, a first offense.

VI.    Rehabilitation

       1. If after evaluation by the Company-approved program, following an employee's positive test result, the program representative determines that treatment is required, a medical leave of absence will be granted pending proof of the following: (1) admission into the program; (2) regular attendance in the program; and (3) successful completion of the program.

              If after evaluation by the Company-approved program, the program representative determines that treatment is required but need not be on an inpatient basis, and it is determined by the company that an employee's chemical dependency does not render the employee unqualified to perform his/her job, the employee may be allowed to return to work with no loss in seniority. The employee will be expected to meet existing performance levels and established work rules and policies while participating in the program.

       2. In any situation, upon successful participation in and completion of recommended treatment, the employee will be required to undergo an additional drug/alcohol screen. If the confirmed test results are negative, the employee will be returned to work, if on leave of absence and if work is available, or allowed to continue working if not on leave of absence. Additionally, employees not on leave of absence and undergoing treatment will be required to submit to a reasonable number of drug/alcohol screens without notice and without cause. [An employee having participated in and successfully completing recommended treatment, will be required, without notice, to undergo up to four (4) additional drug/alcohol screens in a three
              (3) year period following successful completion of recommended treatment.] If the results of the screens are negative, the employee will not be required to undergo any additional test, except in instances covered by this substance abuse program. If the results are positive, the employee will be discharged.


                                                         LaCrosse Footwear, Inc.

                                    Exhibit 5
             (Fixed Hourly Wage Rates - Pay Policy For Average Pay)

We will pay employees their current employee fixed hourly wage rate for all situations that were paid at their "average" under the incentive (piecework) pay system. The current employee fixed hourly wage rate is the one assigned to the employee at the time the special pay situation occurred. This provision will supercede other provisions in this contract that concern "average" wage payments as long as employees are paid based on a fixed hourly wage rate system. Should we return to an incentive (piecework) pay system, we would return to "average" wage payments on the operations affected.

Special wage payment issues included in the provision include:

Holiday Pay             Temporary Work         Safety Inspections

Funeral Pay              Quality Meetings             No Work
Union Business           Safety Meetings              Attendance Bonus
Factory Mtgs.            Shop Steward                 Samples
Drug Testing             Sent to Nurse                Reimbursed Union Hrs
Training                 Factory Mgr.'s Mtg.          Fire Ext. Training

                              LETTERS OF AGREEMENT



o   Supervisory Personnel Returning to the Bargaining Unit

       Management  and the Union  agree  with  respect  to the  changes  made in
       Article VII, Section 16, "Current non-bargaining unit personnel who were once members of the bargaining unit shall be allowed to return to the bargaining unit provided they have not exhausted their rights which were contained in the 1991 collective bargaining agreement."

o   Continuous Improvement

       Because there is a mutual interest in the La Crosse facility remaining a viable facility built upon a quality heritage, and because there is a mutual interest in utilizing employee input to achieve productivity and quality gains, the following initiatives are endorsed;

    Quality

    o   Support ISO registration

    o   Support of a Quality Standard

    o   Union involvement in ISO project

    o   Improved communication of quality levels

    Productivity

    o   Support education in productivity measurement

    o   Union /management participation in productivity improvement

    o Joint union/management development of system for utilizing employee ideas

    o   Improved communication of productivity levels

    Modular manufacturing

    o   Continued efforts toward modular manufacturing with fixed pay rates

    o Continued consolidation of jobs and natural job rotation in order to meet safety, productivity, and quality objectives

    o   Continued movement toward a self-managed workforce

    The continued effort in the areas of quality, productivity, and modular manufacturing will improve the long term viability of the facility, enhance long term security for all employees, and provide opportunities for employees to share in the benefits of cost reduction.

o   Safety

    The present test used for assessing the skills needed to handle electrical power of 150 volts or more will be evaluated for it's adequacy by all parties involved.


o     Fixed Hourly Rates

---------------------------------------------------------------------------
                       Fixed Hourly   Fixed Hourly Rate    Fixed Hourly
                        Rate as of          as of           Rate as of
    Point Range          9/14/98           9/13/99            9/11/00
---------------------------------------------------------------------------
     514 to 536           $11.00            $11.10            $11.20

---------------------------------------------------------------------------
     475 to 513           $10.75            $10.85            $10.95
---------------------------------------------------------------------------
     385 to 474           $10.50            $10.60            $10.70
---------------------------------------------------------------------------
     343 to 384           $10.25            $10.35            $10.45
---------------------------------------------------------------------------
     297 to 342           $10.00            $10.10            $10.20
---------------------------------------------------------------------------
     257 to 296           $9.75             $9.85              $9.95
---------------------------------------------------------------------------
     223 to 256           $9.50             $9.60              $9.70
---------------------------------------------------------------------------
     197 to 222           $9.25             $9.35              $9.45
---------------------------------------------------------------------------

        The above point range shall be used in the establishment of fixed hourly rates using the job evaluation procedure referred to in Article VI,
        Section 2, Paragraph (a) of the agreement.

o   Shop Steward Pay and Company/Union Meetings

        The Company agrees to pay the Shop Steward one hour per day at their average pay. The Company agrees to pay the Bargaining Committee for all lost time for Union Business and the Union shall reimburse the Company for this payment. (This will enable the employees who are Union Representatives to maintain their 401K contribution rate.)

o   Safety Footwear Reimbursement Program

        Where safety  footwear is required by the Company  and/or the Occupation
        Safety   Health   Administration   (OSHA)   guidelines,   the  following
        reimbursement program shall be available to employees:

        - LaCrosse branded leather safety footwear ANSI/steel toe approved

            - Fifty (50) percent off of the standard cost.

            - Leather safety footwear eligible for reimbursement will not be unreasonably restricted by the Company

            - Purchased through Retail Outlet Store

            - Non-LaCrosse branded leather safety footwear ANSI/steel toe approved

            - Reimbursement of twenty-five percent to a maximum of $20.00 off of retail cost. Documentation required.

            - Eligible employees are eligible for one pair of leather safety footwear ANSI/steel toe approved on an annual (calendar) basis.

o   Gainsharing

LaCrosse Footwear, Inc. and the United Steelworkers Of America, Local 14L recognize that the long term viability of the La Crosse operations, depends on our ability to remain competitive and cost effective in the changing global market.

Gainsharing is a system that shares with employees the benefits of improved performance, productivity, quality and material usage.

DISRAT (Design, Implementation, Steering, Review, Appeals, Training) Team. The team will be comprised of equal members of management and union. The team has the responsibility to oversee the gainsharing program.


Key Elements of Gainsharing:

o Any gains achieved through this program will be shared on a 50/50 basis with the employees.

o Gainsharing performance will be determined by an actual to standard ratio using predetermined elements. The baseline productivity level will be 1.3250.

o Actual productivity levels will be calculated every six (6) months using a twelve (12) month rolling average.

o Payouts will be calculated by matching the actual productivity level to the gainsharing table, and multiplying the hourly savings by the compensated hours each employee was paid during the preceding six (6) month period.

o   Payouts will be made within 60 days of the end of the six (6) month period.

o The Company will continue to make standards changes as in the past, but such changes shall not adversely impact gains achieved through the gainsharing program.

o The Union will have the right to bring in a third party auditor to review gainsharing calculations.

o Red Circle - An employee whose job has been eliminated through Gainsharing and is currently red circled can carry their red circle rate to their next direct labor job. Also any employee who has a red circle rate and is displaced by another employee whose job was eliminated through the Gainsharing process can carry their red circle rate to their next direct labor job.

o Ideas should be submitted to your immediate supervisor in writing. A copy will be given to the DISRAT team and the employee. The DISRAT team and supervision will be responsible for communicating responses back to the employee.

o   Two Year Gainsharing Guarantee

Minimum guaranteed per hour payouts. These amounts are minimum payouts in lieu of real gainsharing improvements and are not to be added to real gainshare amounts.

Period

9/14/98 - End of June 1999 Accounting Period              .20
End of December 1999 - Six Month Accounting Period        .15

End of June 2000 - Six Month Accounting Period            .10
End of December 2000 - Six Month Accounting Period        .05


o   Sub-Committee on Health Care

        The parties agreed that a sub-committee would be formed on health care and consist of 3 Union representatives and 3 Management representatives.

        The purpose of the committee is to review the performance and the projected costs for the duration of the contract on a quarterly basis. The sub-committee shall act in an advisory capacity in the selection of third party administrators, health care insurance carriers and meet with the parties as needed. The group would attempt to identify changes to the existing health care plan that would result in reducing health care costs. Any changes to the plan would need to result in more health care cost savings not merely the transfer of costs to another area.

                               INSURANCE AGREEMENT

This agreement made and entered into this 14th day of September, 1998 by and between Local No. 14L, United Steelworkers of America, hereinafter referred to as the Union, and LaCrosse Footwear, Inc., hereinafter referred to as the Company, witnesseth:

       It is agreed that the Company will provide employees who are actively employed and covered by this agreement with Group Health Insurance (Company may be self insured), benefits in accordance with those contained in the summary GROUP BENEFIT PLAN booklet.

       Employees may elect annually either of the following Provider Plans:

PLAN 1 -    (Traditional Health Care Plan)

       The plan allows the employee full choice of physicians and providers (clinics, hospitals). The employee contribution is:

                                                  PER WEEK

       Single                                      $19.08
       Family                                      $48.15

PLAN II - (Managed Health Care Plan)

       The plan requires that primary initial care be delivered by specified primary care specialists. The employee contribution is:

                                                  PER WEEK

       Single                                      $12.62
       Family                                      $30.53

Employees are entitled to change their selection one time during each calendar year.

       It is further agreed that the Company will provide employees who are actively employed and covered by this agreement with a Prescription Drug Plan (Company may be self insured) effective as of the contract date, benefits as contained in the summary GROUP BENEFIT PLAN booklet.

       Non-working employees for whom the Company is paying medical insurance (except retirees) will have their insurance paid for the first 60 days. Thereafter, they will pay the current working employee's contribution.

       Eligibility for said plan will be based on the active employee's qualifications for either a single or a family plan. The coordination or non-duplication of benefit clause will become a part of this insurance agreement.

       If an employee's status changed during the term of the agreement, then upon their given written notice to the Company of such changed status, such employee will be eligible for coverage in the appropriate category.

       Group Health  Insurance shall cover  employees  while actively  employed:
provided, however, that in cases where sick leave has been granted (doctor's slip), Group Health Insurance will be extended by 180 days from the last day of the month that active employment occurred.

       Other benefits and coverages provided under the program shall be, namely for all employees actively employed.

                                        GROUP                   DEATH AND
                                        LIFE                  DISMEMBERMENT
                                      INSURANCE                 INSURANCE
                                   ----------------         -------------------
       Effective 10-1-98           $ 20,000.00              $ 20,000.00
       -----------------           ----------------         --------------------

       Accidental Disability Coverage will be effective the first day of the period and the sickness disability will be effective either the first day of hospitalization or the eighth day of the period, whichever occurs first in the following amount per week:


Effective 10/1/98 - Increased from $150.00 to $175.00 per week
Effective 10/1/00 - Increased from $175.00 to $200.00 per week

       Coverage is up to 26 weeks for those on Accidental Disability and recognized sick leave as well as for those on sickness leave for nervous or mental disorders. One period per 12 months.

       Employees laid off, who have one or more years seniority, will have their Hospital and Surgical Insurance extended 30 days from the last day of the month that active employment occurred; not to exceed one in each twelve month period.

       A. An employee who is laid off may continue in the group plan for Hospitalization for a period of 18 months provided they pay the group insurance rate each month in the Human Resources Department and the first payment is made before the first of the month after the month in which they are laid off.

       B. An employee who is out on leave of absence may continue their Hospitalization Surgical and Group Life Insurance for a period of 18 months provided they pay the group insurance rate each month in the Human Resources Department and the first payment is made before the first of the month after the month in which leave begins.

       C. Persons who retire under I.B. of the current Pension Agreement will be carried under this Insurance Agreement at Company expense, for a period of 180 days past the day on which they retire. Employees retiring under the Pension Plan between the ages of 55 to 65 may stay under the Group Health Insurance Plan at their own expense, at the present rate in effect at that time.

       D. In the event of total disability prior to age 60, the waiver of premium provision of the current Group Life Policy contract or similar policy contract will apply. If disability continues after an employee retires under the Pension Plan, then such employee will receive coverage under the $3,500.00 Special Retirement Death Benefit. Employees, who retired prior to October 1, 1998, would have received the benefit at the rate, which was in effect at the time of their retirement. Disability will be subject to proof satisfactory to the Company and the insurer at periodic times.

       E. The following death benefit shall be payable to the designated beneficiary of former members of the bargaining unit who retired under the Pension Plan:

              1. If after having thirteen years of service an EMPLOYEE'S service is terminated after September 30, 1998 - $3,500.00


              2. EMPLOYEES who retired prior to October 1, 1998 would receive benefits at the rate which was in effect at the time of their retirement.

       F. In addition to other rights described above, employees and dependents who lose group health benefits will have the right to continue coverage (at their own expense) if and to the extent provided by State or Federal Law.

       The Company will establish a medical reimbursement plan and/or a dependent care reimbursement plan as defined by Section 105 and 129 of the Internal Revenue Code. After the reimbursement plan is established, individual health care RA's and dependent care RA's will be set up for participating employees.

       This agreement shall continue in force until 11:59 P.M. September 15, 2001. This Agreement shall thereafter renew itself for yearly periods unless a written notice of desire to amend or terminate the Agreement is given by either the Union or the Company to the other not less than sixty (60) days nor more than seventy-five (75) days prior to the expiration date, unless otherwise mutually agreed. If negotiations are not satisfactorily concluded prior to the expiration date, nevertheless this Agreement may, by mutual consent, continue in full force and effect subject to the right of either the Union or the Company after the expiration date, to terminate.

       It is agreed that the insurance program, date effective September 14, 1998, and expiring September 15, 2001, shall continue in force for a period of 60 days beyond expiration date.

       IN WITNESS WHEREOF this Agreement has been signed the day and year above written. This agreement is subject to the approval of the International Union in accordance with U.S.W.A. Constitution.

LOCAL NO. 14L
UNITED STEELWORKERS OF AMERICA




/s/Harold Geary                               /s/Sue Ames
Harold Geary                                  Sue Ames
President                                     Secretary




/s/Rita Christianson                          /s/Donna Coady
Rita Christianson                             Donna Coady
Bargaining Committee                          Bargaining Committee



/s/Randy Sharp                                /s/Thomas Sullivan
Randy Sharp                                   Thomas Sullivan
Bargaining Committee                          Bargaining Committee




/s/Karen Fisher                               /s/David Martin
Karen Fisher                                  David Martin
Bargaining Committee                          International Rep.

Countersigned at Pittsburgh, PA this ___________day of __________________, 1998.



/s/George Becker                          /s/Leo Gerard
George Becker                             Leo Gerard
President                                 Secretary-Treasurer


/s/Richard Davis                          /s/Leon Lynch
Richard Davis                             Leon Lynch
Vice President                            Vice President



/s/Harry E. Lester
Harry E. Lester
District 2 Director

LA CROSSE FOOTWEAR, INC.




/s/Patrick Gantert                           /s/David F. Flaschberger
Patrick Gantert                              David  F. Flaschberger
President & C.E.O.                           V.P. Human Resources




/s/Edward F. Mettille                        /s/Ronald Dalton
Edward F. Mettille                           Ronald Dalton
Human Resources Manager                      V.P. Manufacturing


/s/Wayne Lorek                               /s/Darla Bingham
Wayne Lorek                                  Darla Bingham
Plant Manager                                Payroll/Benefits Administrator

BRIEF DESCRIPTION OF THE LACROSSE FOOTWEAR, INC. PENSION PLAN AND UNION EMPLOYEES' RETIREMENT SAVINGS PLAN (401K PLAN) AGREEMENT

It is agreed that the Company will provide eligible employees covered by this agreement with a benefit under both the LaCrosse Footwear, Inc. Pension Plan and the LaCrosse Footwear, Inc. Union Employees' Retirement Savings Plan (401k Plan) in accordance with the official Plan documents.

Section I.  Agreement Clarification

The Plans are summarized here to provide generalized information. A summary cannot deal with every possible future set of circumstances. It is the formal Plan documents that control all of the rights of Participants and Beneficiaries. If the summary is inconsistent with the Plan documents, the documents will control.

Section II.  LaCrosse Footwear, Inc. Pension Plan

       A.     Eligibility.

              An employee is eligible to participate in the Pension Plan once employed by the Company and becoming a member of the Union.

       B.     Benefits.

              1.     Normal  Retirement  Benefit.

                     Participants retiring on or after normal retirement age (age 65) will receive a monthly benefit amount equal to his or her years of credited service times the benefit rate.

              2.     Early  Retirement  Benefit.

                     Vested participants who have reached age 55 may retire and begin receiving a monthly benefit based on his or her years of credited service times the benefit rate. Retirement benefits are reduced for those electing this option.

              3.     Disability Benefit.

                     A participant who becomes disabled (as defined by the terms of the Plan document) while employed by the Company, who is at least age 40 and fully vested, will be entitled to a disability benefit based on his or her years of credited service at the time his or her disability was incurred times the benefit rate.

              4.     Death Benefit.

                     A spouse of a participant who is vested will be entitled to survivor benefits under the Pension Plan unless such benefit is waived by the spouse. The spouse will be entitled to 50% of the benefit based on his or her years of credited service times the benefit rate reduced for Joint and Survivor Coverage.

              5. Benefits upon Termination of Employment for Reasons other than Retirement, Death or Disability. A vested participant terminating employment prior to Retirement, Death or Disability will be eligible for a deferred vested benefit at normal retirement age based on his or her years of credited service at the time his or her service is terminated times the benefit rate.



       C.     Pension Benefit Rates.

              1. Effective benefit rate for those retiring or terminating employment after: September 30, 1998 $11.25

              2. Employees who have retired or terminated under the Pension Plan prior to October 1, 1998, shall receive benefits at the rate and in accordance with the provisions of the Pension Plan which was in effect at the time of the person's retirement or termination.

       D.     Commencement of Benefit.

              Provided the Company is timely notified, a participant's benefit will begin the first day of the month following his or her termination date. In general, benefits will be paid monthly.

       E.     Funding.

              1.     The Pension Plan is funded by the Company.

              2. The Company will contribute to the Pension Plan an amount certified by a qualified actuary engaged by the Company, to be not less than that required to maintain the Plan as a qualified retirement plan under the Internal Revenue Code.

       F.     Credited Service/Vesting.

              1.     Service.

                     After December 31, 1975, an employee will receive one year's credited service if the Employee works 1200 hours (as defined by the Plan document) or more in the year. If the Employee works less than 1200 hours, the employee will receive credit for 1/12th of the year for each 100 hours of work up to a maximum of 1 year per calendar year.

              2.     Vesting.

                     After December 31, 1975, an employee will receive one year's service towards vesting if the Employee works 1000 hours or more. If the Employee works less than 1000 hours, the Employee will receive credit towards vesting of 1/12th of a year for 100 hours worked up to a maximum of 1 year per calendar year. To be 100% vested a participant must have 5 years of vested service.

              3. Prior to January 1, 1976, credited service and vesting will be credited according to provisions in effect at such time.


Section III. LaCrosse Footwear, Inc. Union Employees' Retirement Savings Plan (401k Plan)

       A.     Eligibility.

              An employee is eligible to participate in the Union 401k Plan on the first day of the calendar quarter following the first anniversary of his or her start date, provided that the employee became a member of the Union in good standing and was still employed as of such date.

       B.     Funding.

              The 401k Plan enables eligible participants to save a portion of his or her current wages, on a tax deferred basis, in order to supplement his or her retirement income.

              1. A participant is eligible to defer between 1% and 15% of his or her eligible compensation through salary reduction.

              2. Effective January 1, 1999, the Company will increase the matching contribution from 40% of the first 1% to 50% of the first 2% contributed by the participant.

       C.     Vesting.

              A participant will always be 100% vested in the amount deferred through salary reduction. However, not until a participant has attained 5 years of vested service (refer to vesting under Section
              I. F. 2 of this Agreement) will a participant be 100% vested in the employer match contribution.

       D.     Benefits.

              A  participant   will  be  eligible  to  receive  a  benefit  upon
              retirement, death, 100% disability, or termination of employment.

       E.     Investment Election Changes.

              401k Plan participants have the ability to change their investment elections effective the first of any calendar quarter.

       F.     Administration Fees.

              Effective January 1, 1997, all administrative fees will be paid by the 401k Plan.


Section IV.   Administration

The Plans are sponsored and administered by the Company, LaCrosse Footwear, Inc.

Section V.    Plan Amendment or Termination

It is understood and agreed that the Plans shall not be amended or terminated for the duration of this Agreement with the exception of Section VI. Although these Plans have been established with the expectation that the Plans will be permanent, circumstances may arise not now foreseen, and make it impossible or inadvisable to continue the Plans, and the Company therefore reserves the right to amend or terminate the Plans at any time after the expiration of the term of this Agreement.

Section VI.   Agreement Approval

It is understood that this Agreement is subject to approval of the Board of Directors of the Company. The Company shall have the right to make such changes in the Plans as may be required during the term hereof to continue the Plans as qualified retirement plans. The Company shall provide the Union thirty (30) days advance copy of any Plan amendments.

No amendments can be made to the Plans which will result in changes in benefits or funding status without the agreement of the Union.

Section VII.    Effective Date

This Agreement as amended shall become effective September 14, 1998, and shall constitute a settlement for the duration of this Agreement of all issues with respect to the subject matters covered hereby; while this Agreement continues in effect, the Company shall have no obligation to negotiate or bargain with the Union with respect to any such matter covered hereby. This Agreement supersedes all former Agreements and all such former Agreements are hereby terminated.

LOCAL NO. 14L
UNITED STEELWORKERS OF AMERICA





/s/Harold Geary                               /s/Sue Ames
Harold Geary                                  Sue Ames
President                                     Secretary




/s/Rita Christianson                          /s/Donna Coady
Rita Christianson                             Donna Coady
Bargaining Committee                          Bargaining Committee




/s/Randy Sharp                                /s/Thomas Sullivan
Randy Sharp                                   Thomas Sullivan
Bargaining Committee                          Bargaining Committee




/s/Karen Fisher                               /s/David Martin
Karen Fisher                                  David Martin
Bargaining Committee                          International Rep.

Countersigned at Pittsburgh, PA this ___________day of __________________, 1998.



/s/George Becker                          /s/Leo Gerard
George Becker                             Leo Gerard
President                                 Secretary-Treasurer


/s/Richard Davis                          /s/Leon Lynch
Richard Davis                             Leon Lynch
Vice President                            Vice President



/s/Harry E. Lester
Harry E. Lester
District 2 Director

LA CROSSE FOOTWEAR, INC.




/s/Patrick Gantert                           /s/David LFlaschberger
Patrick Gantert                              David Flaschberger
President & C.E.O.                           V.P. Human Resources




/s/Edward F. Mettille                        /s/Ronald Dalton
Edward F. Mettille                           Ronald Dalton
Human Resources Manager                      V.P. Manufacturing



/s/Wayne Lorek                               /s/Darla Bingham
Wayne Lorek                                  Darla Bingham
Plant Manager                                Payroll/Retirement Administrator

                                     BY-LAWS

                                       OF

                                    LOCAL 14L

                               United Steelworkers
                                   Of America
                            A.F.L. - C.I.O. - C.L.C.
                              La Crosse, Wisconsin



                                      1995
                                    FOREWORD

       Local No. 14L, United Steel Workers of America pledges itself to labor united to cultivate industrial solidarity and good fellowship among it's members, and all other members of organized Labor, to bring a higher standard of living for the working masses.



                                    ARTICLE I

       The intent of principles is to bring about a better understanding of organization work and duties of Union Members. These principles shall not in any way conflict with the laws in the International Constitution of the United Steel Workers of America.


                                   ARTICLE II

The objectives of Local Union No. 14L are:

       (a) To organize all production workers employed by LaCrosse Footwear, Inc.

       (b) To cooperate with other Labor organizations in securing the rights of Labor.

       (c) To work for the establishment of Legislation beneficial to the protection of all labor.

       (d)  To  insure  all  members  have  the   opportunity  to  vote  in  the
ratification of the contract.


                                   ARTICLE III

       Section 1. Officers

       (a) The officers of Local 14L shall be President, Vice President, Secretary, Treasurer, three Trustees and an Executive Board of eleven members including the first four Executive Officers first named above.

       (b) The Executive Board shall hold regular meetings on the third Saturday of each month.

       (c) A majority of its Members shall constitute a quorum.


       (d) The Executive Board shall not spend more than $60.00 for any one purpose without approval of the Membership.

       Section 2. Nominations and elections.

       (a) Nominations and election of Union Officers shall be conducted at the regular union meeting in the month of October.

       (b) Nominations and elections of Officers shall be conducted according to International Constitution.

       (c)  Vacancies  in  office  shall  be  filled  in  accordance   with  the
Constitution.

       (d) No member shall hold office until he or she has been a member in good standing for at least one year.

       (e) No member shall hold office unless he or she has attended at least three regular meetings in the twelve months previous to the election period. This includes all Elective Officers, Department Stewards, Bargaining Committee Members, AFL-CIO-CLC Council Members.

       (f) All Elective Officers, Department Stewards, Bargaining Committee Members, and AFL-CIO-CLC Council Members must be present at Regular Meetings when roll call is taken, or he/she shall be considered absent, unless an excuse has been given.

       (g) Any elected Officer who misses two consecutive regular meetings without a valid excuse shall be subject to removal. All excuses shall be reviewed by the Executive Board. The Board shall recommend what action is to be taken. All excuses shall be in writing.

       (h) Representatives who accept a job in a supervisory capacity shall forfeit his office upon acceptance of this kind of a job from the company.

       Section 3. Duties of Officers

       (a) The duties of all elective Officers shall be as set forth in the International Constitution.

       Section 4. Salaries

       (a) The monthly salary of the Local Union Officers and Committeemen shall be as follows:

              (1) President $105.00 per month.

              (2) Vice President $60.00 per month.

              (3) Secretary $105.00 per month.

              (4) Treasurer $160.00 per month.

              (5) Trustees $25.00 per month plus $5.00 per meeting for auditing Treasurer's books each quarter.

              (6) Guide and Sentinel $25.00 per month, plus $5.00 per meeting for work performed at the regular and special membership meetings.

              (7) Shop Steward $75.00 per month, plus pay for working time lost.

              (8) Department Stewards $35.00 per month.

              (9) Executive Board Members $25.00 per month.

              (10) Bargaining Board Members $25.00 per month.

              (11) AFL-CIO-CLC Council Members $25.00 per month.

              (12) Safety Committee $25.00 per month.

              (13) Rapid Response Coordinator $25.00 per month

       (b) An additional $5.00 per meeting will be allowed for regular and special meetings for Officers and Committeemen above, not to exceed two special meetings per month.

       (c) All Committee and Delegate meetings held, shall be paid at the rate of $5.00 per meeting, not to exceed two meetings per month.

       (d) All Executive Officers and Stewards who serve on other committees or in other capacities are to receive a salary for each office, but only $5.00 per pay meeting is allowed for attendance at meetings.

       (e) No Officer or Committeemen is to receive $5.00 pay for attending regular or special membership meetings; Guide and Sentinel excepted as stated above.

       (f) Any member appointed to take the place of an Officer or Committeemen shall be paid the salary of the office he or she fills for the actual time spent on the job.

       (g) All lost time shall be paid by the Local 14L when properly authorized.

                                   ARTICLE IV

       Section 1. Stewards and Bargaining Committees.

       (a) All Officers and Committees will be elected every three (3) years.

       (b) A Shop Steward shall be selected by the membership at the regular election of officers to serve for three (3) years.

       (c) The Shop Steward shall use his/her best effort to settle grievances and perform other duties assigned to him or her by the Local Union.

       (d) The Shop Steward shall be chairman at all Department Steward meetings, and shall make a report to the Membership at regular meetings.

       (e) The Bargaining Committee minutes shall be taken by the Secretary.

       (f) A record shall be kept on how individual members of the Executive Board and Bargaining Committee vote on all issues except where a secret ballot is involved.

       Section 2. Stewards

       (a) Each Department shall elect a Department Steward. Department Stewards are to serve for a term of three years. Elections are to take place in the Departments in the same month in which we hold our regular election of Officers.

       (b) The Steward shall represent his or her department in all grievances, and assist in other Union activities.

       (c)  Each  Department  Steward  shall  make a daily  report  to the  Shop
Steward.

       (d) The Shop Steward shall call meetings of Department Stewards to discuss matters pertaining to their respective Departments.

       (e) Department Stewards shall meet with the Bargaining Committee before they enter into Contract negotiations with the Company.

       Section 3. Bargaining Committee.

       (a) Five members shall constitute the Bargaining Committee, including the Shop Steward.

       (b) They shall do the bargaining and settle grievances with the Management, pertaining to Local 14L, in accordance with the wishes of the Membership and Executive Board.

       (c) Members to serve on the Bargaining Committee shall be elected at the regular election of Officers. They shall serve for a 3 year term.

                                    ARTICLE V

       Section 1. Grievance Procedure

       (a) Grievance procedure shall be carried out in accordance with procedure outlined in the agreement between the Management and Local No. 14L.

       (b) All lost time shall be paid by the Local when properly authorized.


                                   ARTICLE VI

       Section 1. Committees.

       (a) The President shall appoint all committees not otherwise provided for by the virtue of their office.

       (b) The Auditing Committee shall consist of three Trustees.

       (c) The Trustees shall audit the books of Local 14L every three months, and present to the Membership a written report of their findings at the next regular meeting following the audit.

       (d) They shall be responsible for all property belonging to Local 14L, and keep a complete record of same. Any known irregularities must be reported to the Executive Board.

       Section 2. By-Laws Committee.

       (a) Five members will constitute the by-laws committee.

       (b) Changes or additions proposed by Local Union Members shall be referred to the By-Laws Committee for their consideration.

       (c) Upon membership approval of a by-laws change, they shall be submitted to the International for their approval.


                                   ARTICLE VII

       Section 1. Finances.

       (a) The elected Treasurer shall handle all monies belonging to Local 14L, in accordance with the International Constitution.

                                  ARTICLE VIII

       Section 1. Membership Dues.

       (a) Membership dues shall be set forth by the Local Union in accordance with the International Constitution.

       Section 2. Membership Standing.

       (a) No member shall be considered to be in good standing when his or her dues are more than 3 months in arrears.

       (b) A Member not in good standing shall be considered delinquent, and subject to suspension.

       (c) A suspended Member shall be required to pay a rejoining fee in accordance with the International Constitution.

                                   ARTICLE IX

       Section 1. Regular Meetings.

       (a) Local 14L shall convene for the purpose of transacting business on the 3rd Saturday of each month.

       (b) The meeting date may be changed by action of the Membership and the Executive Board.

       Section 2. Special Meetings

       (a) Should any business or action require special attention of the Membership, a Special Meeting may be called by the President or the Executive Board, or by the majority of the Members present at any Regular Meeting.

       (b) Notice of Special meetings must be given to the Membership at least 24 hours before such Meeting convenes. Notice must state clearly the purpose of said Meeting. No other business shall be transacted at said Meeting.

       Section 3. Quorum

       (a) Nineteen Members shall constitute a quorum at any Regular or Special Meeting. All business transacted shall be considered legal and binding upon the Membership.

       (b) Meetings maybe adjourned to a later date should the Members present deem it advisable due to lack of Members present.

       (c) It is the duty of the President to maintain order at all meetings. No Member shall be permitted to leave a Meeting before receiving permission from the President. Members leaving shall be stopped by the Sentinel.

       (d) Members attending Regular Meetings shall be required to sign the register book provided at the door of the Meeting Place.

       (e) Members signing the register book and then leaving the Meeting without securing permission from the President, shall not be considered as being present at the meeting.

                                    ARTICLE X

       Section 1. Local Deligates.

       (a) Five members shall be elected by the Membership to serve as Delegates to the La Crosse AFL-CIO-CLC Council. They shall also serve as the Local's COPE Delegates.

                                   ARTICLE XI

       Section 1. Convention Delegates Pay.

       (a) Members of Local 14L, chosen as Delegates to attend the Conventions of the International Union and conferences, etc., shall receive $40.00 per day, plus pay for itemized and receipted hotel or motel bills, plus transportation by rail or air, to the Convention or Conference city and return. It is permissible to by car as long as no more expenses or lost time are claimed than would be involved by going by train.

       (b) Delegates attending a Convention or Conference within the City, shall be compensated for time lost, and expenses incurred. These expenses are not to exceed $15.00 per day.

                                   ARTICLE XII

      Section 1.  By-Laws Amendments

       (a) These By-Laws may be amended by a two-thirds majority vote of the Members present at the Meeting.

       (b) Amendments must be read at two consecutive Meetings.

       (c)  Amendments  shall be  voted  on by  Members  present  at the  second
Meeting.


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President:                          Harold Geary
Vice-President:                     Randy Sharp
Bargaining Board Committee:         Tom Sullivan
                                    Sue Ames
                                    Karen Fisher
                                    Rita Christianson
                                    Paula Craig